SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to § 240.14a-12.

BOYD GAMING CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held on April 13, 2017

To the Stockholders of Boyd Gaming Corporation:

You are invited to attend our 2017 Annual Meeting of Stockholders (“Annual Meeting”), which will be held at the Kansas Star Casino Hotel Event Center, 777 Kansas Star Drive, Mulvane, Kansas 67110 on April 13, 2017 at 11:00 a.m., local time, for the following purposes:

1.	To elect eleven members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To hold an advisory vote on executive compensation.

4.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

5.	To re-approve the material terms of our 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended.

6.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached to and made part of this notice.

Our board of directors has fixed the close of business on March 3, 2017 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote as promptly as possible by following the instructions included in this proxy statement in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By Order of the Board of Directors

William S. Boyd
Executive Chairman of the Board of Directors

Las Vegas, Nevada

March 14, 2017

Proxy Statement	1
Introduction	1
Questions and Answers	2
Ownership of Certain Beneficial Owners and Management	6
Corporate Governance	9
Corporate Governance Highlights	9
Director Independence	9
Selection of Directors	10
Board Leadership and Presiding Director	12
Stockholder Communication with Directors	13
Board Committees	13
Risk Management	14
Risk Considerations in Our Compensation Programs	15
Compensation Recoupment Policy	15
Compensation and Stock Option Committee Interlocks and Insider Participation	16
Executive Officer and Director Compensation	17
Compensation Discussion and Analysis	17
Summary Compensation Table (2016)	33
Grants of Plan-Based Awards Table (2016)	35
Outstanding Equity Awards At Fiscal Year-End Table (2016)	36
Option Exercises and Stock Vested Table (2016)	38
Non-Qualified Deferred Compensation Table (2016)	38
Potential Payments upon Termination or Change in Control (2016)	39
Director Compensation Table (2016)	41
Board Committee Reports	43
Compensation and Stock Option Committee Report	43
Report of the Audit Committee	43
Proposals Requiring Your Vote	44
Proposal 1—Election of Directors	44
Director Nominees	45
Meetings of the Board of Directors	47
Proposal 2—Ratification of Independent Registered Public Accounting Firm	48
Audit and Non-Audit Fees	48
Audit Committee Pre-Approval of Audit and Non-Audit Services	48
Proposal 3—Advisory Vote on Executive Compensation	49
Proposal 4—Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	50
Proposal 5—Re-Approval of the Material Terms of our 2012 Stock Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code, as amended	51
Equity Compensation Plan Information	59
Section 16(a) Beneficial Ownership Reporting Compliance; Transactions with Related Persons; Policies and Procedures Regarding Transactions with Related Persons	60
Section 16(a) Beneficial Ownership Reporting Compliance	60
Transactions with Related Persons	60
Policies and Procedures Regarding Transactions with Related Persons	60
Stockholder Proposals; Other Matters	61
Stockholder Proposals	61
Other Matters	61
Appendix A: Boyd Gaming Corporation 2012 Stock Incentive Plan	A-1

BOYD GAMING CORPORATION

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

PROXY STATEMENT

INTRODUCTION

Our board of directors is soliciting proxies for our 2017 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In this proxy statement:

•	“we,” “us” and the “Company” mean Boyd Gaming Corporation, a Nevada corporation, unless otherwise indicated; and

•

“Annual Meeting” means our 2017 Annual Meeting of Stockholders to be held on April 13, 2017 at 11:00 a.m., local time, at the Kansas Star Casino Hotel Event Center, 777 Kansas Star Drive, Mulvane, Kansas 67110 and any adjournment or postponement thereof.

A copy of our 2016 Annual Report to Stockholders, this proxy statement and accompanying proxy card are being mailed to our stockholders beginning on or about March 14, 2017. Our executive offices are located at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

You are invited to attend the Annual Meeting to consider and vote on the following proposals:

1.	To elect eleven members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To hold an advisory vote on executive compensation.

4.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

5.	To re-approve the material terms of our 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended.

6.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

The close of business on March 3, 2017 has been fixed as the record date (“record date”) for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

At the close of business on the record date, there were 113,225,778 shares of our common stock outstanding. Those shares represented by properly submitted proxies that are not duly revoked will be voted at the Annual Meeting.

How do I vote?

You may vote by ballot in person at the Annual Meeting. Alternatively, if your shares are registered directly in your name, you may submit a proxy and vote by using any of the following methods:

•

By Internet—You may use the Internet to vote at anytime until noon (Central Daylight Time) on April 12, 2017 by going to www.proxypush.com/byd. When voting by Internet, please have the control number from the box in the upper right corner of your printed proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple instructions contained on the website to obtain your records and create an electronic ballot.

•

By Telephone—You may use any touch-tone telephone to vote at anytime until noon (Central Daylight Time) on April 12, 2017 by calling 1-866-883-3382. When voting by telephone, please have the control number from the box in the upper right corner of your printed proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple voice-guided instructions.

•

By Mail—You may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. Please mail your completed proxy card to Boyd Gaming Corporation, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873.

To determine how you may revoke or change your vote submitted by the telephone, Internet and mail methods described above, please refer to the section entitled “Can I change my vote after I submit my proxy?”

If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions provided by the record holder (i.e., your broker, bank or other holder of record) regarding how to vote your proxy.

How does the board of directors recommend I vote on the proposals?

The board of directors unanimously recommends that you vote:

• Proposal 1—	FOR the election of each of the eleven nominees to our board of directors.

• Proposal 2—	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

• Proposal 3—	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

• Proposal 4—	FOR the approval, on an advisory basis, for the option of holding an advisory vote on executive compensation every THREE years.

• Proposal 5—	FOR the re-approval of the material terms of our 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended.

Who will vote my shares if I specify how my shares are to be voted?

William S. Boyd and William R. Boyd are both directors and officers of the Company and were named by our board of directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy card. For a discussion regarding how the proxy holders will vote proxies if no direction is given, please refer to the section entitled “What if I do not specify how my shares are to be voted?”

What if I do not specify how my shares are to be voted?

If you are a stockholder of record and you execute and return your proxy card but you do not provide instruction with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR” the election of each of the director nominees named in this proxy statement; “FOR” Proposals 2, 3 and 5; “FOR” the option in Proposal 4 of holding an advisory vote on executive compensation every three years; and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

If you are a beneficial owner of our common stock and you do not provide instructions to your broker on how to vote your shares, your broker may vote your shares in its discretion only on Proposal 2; your broker may not vote your shares with respect to Proposals 1, 3, 4 or 5. For a discussion regarding the difference between stockholders of record and beneficial owners, please refer to the section entitled “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”

Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxy holders on the proxy card in accordance with their discretion on such matters.

Why did I receive a full set of the proxy materials instead of a Notice of Internet Availability of Proxy Materials?

This year, for our 2017 Annual Meeting, all stockholders are being delivered traditional paper copies of our proxy materials. In the past, we have, from time to time, utilized SEC rules that allow companies to furnish their proxy materials over the Internet, and accordingly, have sent to our stockholders a Notice of Internet Availability regarding Internet availability of proxy materials for those years’ annual meetings. In the future, we may again take advantage of the SEC rules, and in such years, will send to our stockholders a Notice of Internet Availability for those years’ annual meetings.

How can I receive a full set of the proxy materials by e-mail?

Stockholders may request to receive proxy materials electronically by e-mail by submitting a request to us at www.boydgaming.com/proxymaterials; by mail to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attn: David Strow, Vice President Corporate Communications; via toll-free telephone: 800-695-2455, Attn: David Strow, Vice President Corporate Communications; or via e-mail: davidstrow@boydgaming.com.

Do I need an admission ticket to attend the Annual Meeting?

No. However, all stockholders will need to present a valid government-issued photo identification (e.g., a driver’s license or passport) at the door to be admitted to the Annual Meeting. If you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the Annual Meeting, you will also need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on March 3, 2017, the record date for the Annual Meeting.

No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In such case, the Notice of Annual Meeting, this proxy statement and our 2016 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, the Notice of Annual Meeting, this proxy statement and our 2016 Annual Report to Stockholders should have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Can I change my vote after I submit my proxy?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•

properly submitting a subsequent proxy in one of the manners authorized and described in this proxy statement (such as via the Internet, by telephone or by mail pursuant to the voting procedures described above under the section entitled “How do I vote?”); or

•	giving written notice of revocation to our Corporate Secretary prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Your attendance at the Annual Meeting will not have the effect of revoking your properly submitted proxy unless you follow one of the revocation procedures referenced above. Any written notice revoking a proxy should be sent to our Corporate Secretary (Attention: Brian A. Larson, Executive Vice President, Secretary and General Counsel) at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169 and must be received before voting is closed at the Annual Meeting.

If you are a beneficial owner of our common stock, follow the instructions provided by the record holder (e.g., your bank or broker) regarding how to change or revoke your proxy.

What are “broker non-votes”?

“Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. Under the rules of the New York Stock Exchange (“NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. For those matters which the NYSE determines to be “non-routine,” brokerage firms that have not received instructions from their customers do not have discretion to vote. Consistent with applicable NYSE rules, with respect to the proposals set forth in this proxy statement, only Proposal 2 is considered a “routine” matter. Each of Proposals 1, 3, 4 and 5 are considered “non-routine” matters, and therefore broker non-votes may exist in connection with Proposals 1, 3, 4 and 5. Neither our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, nor Nevada corporate statutes specifically address the treatment of broker non-votes and abstentions.

What is a quorum, and how is it determined?

For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

How many votes are required to approve the proposals?

Assuming a quorum is present, the required votes to approve each proposal are as follows:

•

Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the eleven director nominees receiving the greatest number of “FOR” votes will be elected to the board of directors. You may vote “FOR” or “WITHHELD” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Withheld votes and broker non-votes are not counted for purposes of the election of directors.

•

Proposal 2—the number of affirmative votes cast in favor of Proposal 2 must exceed the number of votes cast against it for approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Broker non-votes and abstentions are not counted for purposes of Proposal 2.

•

Proposal 3—the number of affirmative votes cast in favor of Proposal 3 must exceed the number of votes cast against it for the approval, on an advisory basis, of the executive compensation of our Named Executive Officers. Broker non-votes and abstentions are not counted for purposes of Proposal 3.

•

Proposal 4—a plurality of the votes cast will determine, on an advisory basis, the stockholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the alternative for holding an advisory vote every year, every two years or every three years receiving the greatest number of “FOR” votes will be the preferred frequency of the stockholders that the Company will consider on an advisory basis. Broker non-votes and abstentions are not counted for purposes of Proposal 4.

•

Proposal 5—the number of affirmative votes cast in favor of Proposal 5 must exceed the number of votes cast against it for re-approval of the material terms of our 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended. Broker non-votes and abstentions are not counted for purposes of Proposal 5.

Who will count the votes?

Votes cast by proxy or in person will be tabulated by the Inspector of Elections for the Annual Meeting, Wells Fargo Shareowner Services. The Inspector of Elections will also determine whether or not a quorum is present.

Where can I find voting results of the meeting?

We will publish final detailed voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Who pays for the cost of this proxy solicitation?

This proxy solicitation by our board of directors will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, via the Internet or e-mail, or by facsimile or mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. To help assure the presence in person or by proxy of the largest number of stockholders possible we have engaged D.F. King & Co, Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies on our behalf. We have agreed to pay D.F. King a proxy solicitation fee currently estimated at $8,000. We will also reimburse D.F. King for its reasonable out-of-pocket expenses.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date for our Annual Meeting, March 3, 2017, by:

•	each person who is a director;

•	each of our executive officers named in the “Summary Compensation Table (2016)” contained herein;

•	all directors and our current executive officers as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, each individual listed below has sole investment power and sole voting power with respect to the shares of our common stock owned by that person. Percentage ownership is based on an aggregate of 113,225,778 shares of our common stock outstanding on the record date, March 3, 2017. Except as noted below, the mailing address of all persons on the list set forth in the table below is 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169.

Name	Number of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Class
Directors
William S. Boyd	20,044,985(2)	17.63%
Marianne Boyd Johnson	8,031,103(3)	7.08%
William R. Boyd	2,200,883(4)	1.94%
Keith E. Smith	1,816,149(5)	1.59%
Robert L. Boughner	447,262(6)	*
Peter M. Thomas	110,371(7)	*
Veronica J. Wilson	106,438(8)	*
Christine J. Spadafor	95,790(9)	*
Richard E. Flaherty	63,544(10)	*
Paul W. Whetsell	25,161(11)	*
John R. Bailey	19,661(12)	*

Other Named Executive Officers
Josh Hirsberg	340,465(13)	*
Brian A. Larson	268,855(14)	*
Stephen S. Thompson	178,424(15)	*
All directors and executive officers as a group (16 persons)	33,862,050(16)	29.16%

5% or Greater Stockholders
William S. Boyd	20,044,985(2)	17.63%
Marianne Boyd Johnson	8,031,103(3)	7.08%
BlackRock, Inc.	9,808,706(17)	8.66%
55 East 52nd Street New York, NY 10055
The Vanguard Group.	9,498,954(18)	8.39%
100 Vanguard Blvd. Malvern, PA 19355
PAR Capital Management, Inc.	9,152,986(19)	8.08%
One International Place, Suite 2401 Boston, MA 02110

*	Indicates less than 1% of class.
(1)	Includes shares of common stock underlying certain Career Restricted Stock Units and certain Restricted Stock Units held by our outside directors that were fully vested upon grant, but excludes shares underlying Restricted Stock Units and Performance Shares that do not independently vest or become exercisable within 60 days of March 3, 2017. These excluded Restricted Stock Units are reported as beneficially owned by certain of our executive officers in their Section 16 reports pursuant to applicable provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and positions taken by the SEC.

(2)	Includes 19,080,022 shares of our common stock held by the William S. Boyd Gaming Properties Trust (“WSBGPT”), of which Mr. Boyd is trustee, settlor and beneficiary; 212,654 shares held by the BG-09 Limited Partnership, of which WSBGPT and the Marianne E. Boyd Gaming Properties Trust are the general partners; and 153,117 shares owned by Mr. Boyd’s spouse. Includes 3,000,000 shares of our common stock held by WSBGPT that are pledged or held in a margin account. Also includes 302,826 shares issuable pursuant to options exercisable within 60 days of March 3, 2017; and 156,505 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of our common stock. With respect to the 212,654 shares held by BG-09 Limited Partnership, WSBGPT does not hold voting power and WSBGPT shares dispositive power with the Marianne E. Boyd Gaming Properties Trust. Mr. Boyd disclaims beneficial ownership of the shares owned by his spouse.
(3)	Includes 1,919,807 shares of our common stock held by the Marianne E. Boyd Gaming Properties Trust (“MBGPT”), of which Ms. Johnson is trustee, settlor and beneficiary; 39,150 shares held by the Aysia Lynn Boyd Education Trust, of which Ms. Johnson is a trustee; 39,150 shares held by the Taylor Joseph Boyd Education Trust, of which Ms. Johnson is a trustee; 37,860 shares held by the William Samuel Boyd Education Trust, of which Ms. Johnson is a trustee; 39,150 shares held by the Samuel Joseph Boyd, Jr. Education Trust, of which Ms. Johnson is a trustee; 39,150 shares held by the T’Mir Kathleen Boyd Education Trust, of which Ms. Johnson is a trustee; 37,660 shares held by the Josef William Boyd Education Trust, of which Ms. Johnson is a trustee; 23,752 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; 91,324 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee; 5,182,040 shares held by the BG-00 Limited Partnership, of which MBGPT is the general partner; and 212,654 shares held by the BG-09 Limited Partnership, of which MBGPT and WSBGPT are general partners. Includes 2,279,074 shares of our common stock held in the aggregate by MBGPT and the BG-00 Limited Partnership, of which MBGPT is the general partner, that are pledged or held in a margin account. Also includes 173,367 shares issuable pursuant to options exercisable within 60 days of March 3, 2017; and 37,530 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock. With respect to the 212,654 shares held by the BG-09 Limited Partnership, MBGPT holds sole voting power, and MBGPT shares dispositive power with WSBGPT. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced Education Trusts, the Johnson Children’s Trust and the above referenced Limited Partnerships, except to the extent of her pecuniary interests in a trust or other entity that owns such shares.
(4)	Includes 2,060,304 shares of our common stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; and 39,749 shares held by the Sean W. Johnson Education Trust, of which Mr. Boyd is trustee. Also includes 57,183 shares of our common stock issuable pursuant to options exercisable within 60 days of March 3, 2017; and 33,955 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock. Mr. Boyd disclaims beneficial ownership of the shares held by the Sean W. Johnson Education Trust.
(5)	Includes 325 shares of our common stock owned by Mr. Smith’s wife. Also includes 910,838 shares issuable pursuant to options exercisable within 60 days of March 3, 2017; and 168,668 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock.
(6)	Includes 15,800 shares of our common stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee; and 10,000 shares of our common stock held by the Robert L. Boughner 2012 Long Term Trust, of which Mr. Boughner is co-trustee. Includes 202,451 shares issuable pursuant to options exercisable within 60 days of March 3, 2017.
(7)	Includes 13,000 shares of our common stock held by the Peter M. and Nancy Thomas Revocable Trust, of which Mr. Thomas is trustee. Includes 97,371 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(8)	Includes 9,067 shares of our common stock held by the I.R.A. FBO Veronica Wilson, Pershing LLC, as custodian. Also, includes 97,371 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(9)	Includes 8,200 shares of our common stock held by the SpadaforClay Group Inc. Defined Benefit Pension Plan, dated January 1, 2005, of which Ms. Spadafor is trustee; and 1,500 shares of our common stock held by the 2012 Trust UAD 6/1/12, of which Ms. Spadafor is trustee. Also includes 86,090 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(10)

Includes 9,000 shares of our common stock held by the Flaherty Family Trust, Richard E. and Ricci J. Flaherty, co-trustees. Includes 1,000 shares of our common stock held in the Richard E. Flaherty SEP. Also includes

53,544 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(11)	Includes 17,661 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(12)	Includes 2,000 shares held by the JRB-TAT Bailey Family Trust, of which Mr. Bailey is co-trustee. Also includes 17,661 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(13)	Includes 20,500 shares of our common stock owned by Mr. Hirsberg’s wife. Also includes 180,824 shares of our common stock issuable pursuant to options exercisable within 60 days of March 3, 2017.
(14)	Includes 4,000 shares of our common stock held by the IRA FBO Brian A. Larson, Sunamerica Trust Co., as Custodian. Includes 88,545 shares issuable pursuant to options exercisable within 60 days of March 3, 2017; and 67,092 vested Career Restricted Stock Units granted under our Career Shares Program, each representing a contingent right to receive one share of our common stock.
(15)	Includes 47,125 shares of our common stock held by the Stephen S. and Debra L. Thompson Trust. Includes 50,000 shares issuable pursuant to options exercisable within 60 days of March 3, 2017; and 47,804 vested Career Restricted Stock Units granted under our Career Shares Program, each representing a contingent right to receive one share of our common stock.
(16)	Includes 1,994,034 shares of our common stock issuable pursuant to options exercisable within 60 days of March 3, 2017. Also includes 5,279,074 shares of our common stock which are pledged or held in a margin account. Also includes 530,117 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of our common stock; and 369,698 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of the holder’s service on the board of directors.
(17)	Based solely on information contained in Schedule 13G, Amendment No. 3, filed with the SEC on January 19, 2017 by BlackRock, Inc. (“BlackRock”). The Schedule 13G provides that (i) BlackRock is a parent holding company or control person, and (ii) BlackRock, through its subsidiaries identified therein, has sole voting power with respect to 9,631,084 shares and sole dispositive power over 9,808,706 shares.
(18)	Based solely on information contained in Schedule 13G, Amendment No. 1, filed with the SEC on February 10, 2017 by The Vanguard Group (“Vanguard”). Vanguard has sole voting power over 164,023 shares, shared voting power over 12,365 shares, sole dispositive power over 9,326,766 shares, and shared dispositive power over 172,188 shares.
(19)	Based solely on information contained in Schedule 13G, Amendment No. 3, filed with the SEC on February 14, 2017 by PAR Investment Partners, L.P., PAR Group, L.P. and PAR Capital Management, Inc. (collectively referred to as “PAR”). PAR has sole dispositive and voting power over 9,152,986 shares.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Our board of directors continually reviews our practices and ensures that they evolve to appropriately balance the interests of our stockholders. Set forth below are examples of practices that demonstrate this commitment to our stockholders.

Director Independence	We have an independent Presiding Director.
All committee members are independent.
Independent directors regularly meet in executive sessions.

Director and	Our board committees conduct annual self-evaluations.
Committee Practices	All of our Audit Committee members are “audit committee financial experts.”

None of our directors currently sit on more than two public company boards, and our Corporate Governance Guidelines limit the overall number of public company boards that our director may serve to four.

We have in place director stock ownership guidelines.

Stockholder Rights	Annual, non-staggered director elections.
Our Amended and Restated Bylaws allow stockholders to nominate director candidates pursuant to “proxy access” and “advance notice” provisions. No poison pill provision.

Compensation

Our Compensation Recoupment Policy provides for repayment to the Company of the value of cash, equity, or equity-linked incentive compensation in the event of certain acts of misconduct.

See the “Compensation Discussion and Analysis” section of this proxy statement for a discussion of our compensation practices.

Director Independence

We are committed to having sound corporate governance principles and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at www.boydgaming.com. We will also provide a paper copy of this information to stockholders upon written request to our Corporate Secretary (Attention: Brian A. Larson, Executive Vice President, Secretary and General Counsel) at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169. Our Code of Business Conduct and Ethics applies to each of our directors, officers and employees.

Our board of directors has determined that each of John R. Bailey, Richard E. Flaherty, Christine J. Spadafor, Peter M. Thomas, Paul W. Whetsell and Veronica J. Wilson is “independent,” as defined in Section 303A of the NYSE Listed Company Manual and within the meaning of our director independence standards (detailed below).

To be considered “independent,” a director must be determined, by resolution of our board of directors as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, our board of directors shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not “independent” until three years after the end of such employment relationship;

2.	a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

3.	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

4.	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

5.	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

6.	any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the board of directors. We would explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

In making its independence determination regarding Mr. Thomas, the board of directors considered, among other things, the transactions between the Company and Switch, Ltd. (“Switch”), a company in which Mr. Thomas has a passive interest, and its wholly owned subsidiary, Switch Business Solutions, LLC (“SBS”). The Switch transactions involve the purchase by the Company of colocation and communications-related products and services from Switch and SBS. Mr. Thomas owns, either directly or indirectly, an approximate 6.29% equity interest as a passive investor in Switch. Mr. Thomas’ family members own collectively, either directly or indirectly, an approximate 22.85% equity interest in Switch. We paid Switch and SBS, in the aggregate, a total of approximately $805,000 in fiscal year 2016, and expect to pay such entities approximately $1,650,000 in fiscal year 2017. Our transactions with Switch and SBS represented less than 0.5% of Switch’s and SBS’s consolidated revenue for 2016 and are expected to represent less than 0.5% of Switch’s and SBS’s consolidated revenue in 2017. Mr. Thomas does not actively engage in the management of Switch or SBS. Mr. Thomas’ sibling, who is affiliated with Switch, is not involved in the daily business operations or decisions of Switch and does not perform any policy-making functions. Additionally, Mr. Thomas’ sibling is not and never has been an employee of Switch and none of the employees or contractors of Switch report to him.

In determining that Mr. Thomas is “independent,” our board of directors considered the following facts and circumstances (without giving one factor any more significance than another), among others: (i) the transactions with Switch and SBS were negotiated on an arm’s-length basis, and are ordinary course, commercial transactions; (ii) Mr. Thomas’ limited ownership interest in Switch and SBS; (iii) the passive nature of Mr. Thomas’ ownership and involvement in Switch and SBS, including that he is neither an officer nor employee of SBS or Switch, he is not a member of SBS and is a non-managing member of Switch, and he does not have an active role in providing services to either entity; (iv) the immaterial dollar amounts that we, or our subsidiaries paid (or are expected to pay in fiscal year 2017) to Switch and SBS and the competitive rates at which such amounts were paid; (v) Mr. Thomas’ personal net worth; and (vi) the nature and scope of the relationship of Mr. Thomas’ sibling with Switch.

Selection of Directors

Stockholder Nominations

Our stockholders may nominate director candidates pursuant to “proxy access” or “advance notice” provisions of our Amended and Restated Bylaws, as discussed below in the section entitled “Stockholder Proposals; Other Matters”. For any director candidates nominated pursuant to the “advance notice” provision in our Amended and Restated Bylaws, following verification of the stockholder status of persons proposing candidates, the policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the board of directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee will address the membership criteria set forth under “Director Qualifications.” Any director candidates nominated pursuant to our “proxy access” provision must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

Director Qualifications

Our Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on our board of directors (with the exception of director candidates nominated pursuant to our “proxy access” provision, who must meet the requirements set forth in the Amended and Restated Bylaws). Under these criteria, members of our board of directors should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the gaming industry. In addition to having one or more of these core competencies, members of our board of directors are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Specifically, in concluding that each of our eleven directors who are standing for re-election should continue to serve on our board of directors, the Corporate Governance and Nominating Committee also considered the following individual attributes, in addition to the general overall considerations mentioned above:

(i) the significant career-long contributions and leadership of our Executive Chairman with respect to the Company and the gaming industry, which spans more than 40 years, in addition to his background in the legal profession; (ii) the in depth and strategic operations, management and financial knowledge of the gaming industry that Mr. Smith, our President and Chief Executive Officer, possesses from his over 30 years in the gaming industry, including over 25 years with the Company, as well as his service as a member of the board of directors of a publicly traded company and his past service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco; (iii) the over 30 years of gaming, operations and complex development related experience that Mr. Boughner has with the Company as well as his service as a member of the board of directors of a publicly traded company; (iv) the significant “ground up” operations and management experience with the Company, including more than 25 years as a member of our board of directors, which Ms. Johnson contributes coupled with her service on other boards and community organizations; (v) the more than 35 years of experience in the gaming industry with the Company, including various administrative and operational roles, as well as nearly 25 years of service on our board of directors, that Mr. William R. Boyd provides; (vi) the broad business and management experiences across other industries, including a sound foundation for understanding and applying strategic approaches to operational issues, both domestically and internationally, of Ms. Spadafor; (vii) the extensive senior operations management and financial accounting and controllership expertise within the gaming industry of Ms. Wilson; (viii) the extensive experience in the banking and finance industry of Mr. Thomas, including his past service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco, and his service on other public company boards; (ix) the distinguished career in financial accounting academia from Dr. Flaherty’s more than 30 years of service as a university faculty member, including his 10 years of administrative leadership experience from serving as dean of two different business schools; (x) the professional experiences of Mr. Bailey from his more than 30 years in the practice of law, including his past service on regulatory boards and his prior service within the gaming industry on the board of directors of a publicly traded company; and (xi) the significant and strategic expertise of Mr. Whetsell from more than 35 years of senior management responsibilities within the hospitality industry, his active involvement in lodging and hospitality associations and his service on other public company boards.

Identifying and Evaluating Nominees for Directors

Our Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Corporate Governance and Nominating Committee has the duty of regularly assessing the composition of our board of directors, including size of our board of directors, diversity, age, skills and experience in the context of the needs of our board of directors. In addition, our Corporate Governance and Nominating Committee also has the duty of identifying individuals qualified to become members of the board of directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year. As discussed below in the section entitled “Stockholder Proposals; Other Matters”, our stockholders may nominate director candidates pursuant to “proxy access” or “advance notice” provisions of our Amended and Restated Bylaws. For any director candidates nominated pursuant to the “advance notice” provision in our Amended and Restated Bylaws, following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our Corporate Governance and Nominating Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our Corporate Governance and Nominating Committee. Stockholder nominees that comply with our nomination procedures will receive the same consideration that our Corporate Governance and Nominating Committee nominees receive. Any director candidates nominated pursuant to our “proxy access” provision must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

We have previously reviewed, and our Corporate Governance and Nominating Committee may in the future review, materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, we may retain a professional search firm to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

The Corporate Governance and Nominating Committee considers diversity as one of many factors in the identification and evaluation of potential director nominees. The overriding principle guiding our director nomination process is a desire to ensure that our board of directors as a whole collectively serves the interests of our stockholders. We believe that having diverse skills, experiences and perspectives represented on the board provides the most value to the Company and its stockholders. When the Corporate Governance and Nominating Committee evaluates diversity of director nominees, it may consider the following elements, among others, without assigning specific weights to any particular element:

•	Gender and ethnicity;

•	Financial and accounting acumen;

•	Personal and professional integrity;

•	Business or management experience; and

•	Leadership and strategic planning experience.

The Corporate Governance and Nominating Committee annually performs an assessment of the composition of the board of directors regarding age, skills and experience and the effectiveness of its efforts to consider diversity in its director nomination process. The Corporate Governance and Nominating Committee believes its director nomination process, including its policy of considering diversity in that process, has led to a board of directors with diverse backgrounds and experiences that collectively serves the interests of our stockholders well.

Board Leadership and Presiding Director

We have a separate Chief Executive Officer and Chairman of the Board of Directors. William S. Boyd serves as our Executive Chairman of the Board of Directors, and Keith E. Smith serves as our President and Chief Executive Officer. Mr. Smith also serves as a director, an arrangement that the Company believes is effective to ensure that relevant information is made available directly from management to the board of directors. We believe that this separation of responsibilities provides an appropriate delegation of duties and responsibilities. Our Executive Chairman concentrates on the strategic opportunities and direction of the board of directors and the Company, as well as engaging in customer and team member relations. Mr. Boyd’s long history with the Company and the critical role that he has played in the development of the Company’s business make him particularly well suited to act as a link between the board of directors and the rest of management. While in the role of our President and Chief Executive Officer, Mr. Smith focuses on the management and coordination of the operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the board of directors.

Another important component of the board of directors’ leadership structure is the role of our Presiding Director. The Presiding Director is a non-management director designated by the independent directors to chair the board of directors’ non-management director sessions, which are expected to occur at least three times per year. The Presiding Director’s other responsibilities include advising the Executive Chairman and the chairmen of the committees with respect to agendas and informational needs and to advise with respect to the selection of chairmen of committees. The Presiding Director serves for a one-year term, provided that no Presiding Director may serve for more than three years in any five-year period. Our independent directors have designated Peter Thomas as our current Presiding Director.

Stockholder Communication with Directors

Our stockholders and other interested parties may communicate with our board of directors and the Presiding Director by writing to:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169

Attn: Brian A. Larson, Executive Vice President, Secretary and General Counsel

Communications will be reviewed by our General Counsel and if they are relevant to, and consistent with, our operations and policies, they will be forwarded to our board of directors or the Presiding Director, as applicable.

Board Committees

Our board of directors has an Audit Committee, a Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee. Our board of directors has adopted a written charter for each of these committees, which are available on our website at www.boydgaming.com.

Audit Committee.    The functions of the Audit Committee include reviewing and supervising our financial controls, appointing our independent registered public accounting firm, reviewing our books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of our books and accounts. Each of the members of the Audit Committee, Dr. Flaherty, Ms. Spadafor, Mr. Thomas and Ms. Wilson, is considered “independent,” as defined in Section 303A of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act, and the board of directors has determined that all of the members of the Audit Committee are considered “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation and Stock Option Committee.    The functions of the Compensation and Stock Option Committee (“Compensation Committee”) include reviewing with management cash and other compensation policies for employees, making recommendations to the board of directors regarding compensation matters, determining compensation for the Chief Executive Officer and providing oversight of our compensation philosophy as described under “Executive Officer and Director Compensation—Compensation Discussion and Analysis.” In addition, the Compensation Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. Each of the members of the Compensation Committee, Mr. Thomas, Mr. Whetsell and Ms. Wilson, is considered “independent” as defined in Section 303A of the NYSE Listed Company Manual and Rule 10C-1(b)(1) of the Exchange Act.

Our Compensation Committee, independent of management, determines the compensation of our Chief Executive Officer, Keith E. Smith. Mr. Smith is a Named Executive Officer and a member of our eight (8) member management committee (“Management Committee”). For the other Named Executive Officers and members of our Management Committee, the Chief Executive Officer makes compensation recommendations to our Compensation Committee for its consideration and approval as described under “Executive Officer and Director Compensation—Compensation Discussion and Analysis.” The Compensation Committee believes that input from both our Chief Executive Officer and from independent compensation consultants retained from time to time provides useful information and points of view to assist it in making decisions on compensation. Additionally, pursuant to its charter, the Compensation Committee may, from time to time, form and delegate authority to subcommittees when appropriate, although no such subcommittees were formed or utilized during 2016.

The Compensation Committee has the sole authority, in its discretion, to retain and terminate any consultant that it uses to assist it in evaluating various elements of our compensation programs and making compensation determinations, including for our Chief Executive Officer, Named Executive Officers or any other compensation matters. The Compensation Committee has the sole authority to approve that consultant’s fees and other retention terms, but only after taking into consideration all factors relevant to the consultant’s independence from management, including those specified in Section 303A of the NYSE Listed Company Manual. The Compensation Committee also has the authority to obtain advice and assistance from such other advisors that it deems necessary or appropriate. The Compensation Committee continued its engagement of Exequity, LLP (“Exequity”) in fiscal year 2016 to provide compensation related analysis and consulting services. Pursuant to our request, Exequity provided analysis in fiscal year 2016 on certain of our executive compensation related programs and policies as a part of an executive compensation review, all as further discussed below in our Compensation Discussion and Analysis. A representative of Exequity has participated in past meetings of the Compensation Committee, including during 2016, and may do so again in the future, from time to time, as requested by the Compensation Committee. Additionally, for 2016, the Compensation Committee reviewed whether the work of Exequity as a compensation consultant raised any conflict of interest or independence issues, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Compensation Committee ultimately determined, based on its review of such factors, that the work of Exequity has not created any conflict of interest.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee’s functions include assisting the board of directors in identifying qualified individuals to become members of the board of directors, determining the composition and compensation of the board of directors and its committees, conducting annual reviews of each director’s independence and making recommendations to the board of directors based on its findings, recommending to the board of directors the director nominees for election at the annual meeting of stockholders, establishing and monitoring a process of assessing the board of directors’ effectiveness, and developing and recommending to the board of directors and implementing a set of corporate governance principals and procedures applicable to the Company. Each of the members of the Corporate Governance and Nominating Committee, Ms. Spadafor, Mr. Bailey, Dr. Flaherty and Mr. Thomas, is considered “independent” as defined in Section 303A of the NYSE Listed Company Manual.

Risk Management

The board of directors is actively involved in the ongoing oversight and review of material risks and resultant considerations and potential impacts that exist within our Company. These risks may include, among others, risks associated with the Company’s financial condition, liquidity, operating performance and various regulatory impacts and compliance. The board of directors’ oversight is primarily managed and coordinated through the board committees, such as the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Senior management of the Company is responsible for advising and responding to the board of directors and its committees on management’s assessment of potential material risks facing the Company. The entire board of directors is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk awareness and risk-adjusted decision making throughout the Company.

As it relates to risk oversight, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee each play an important role. As provided in the charter for the Audit Committee, the Audit Committee is required to review with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for, among other things, assisting the board of directors in fulfilling their oversight responsibility of the integrity of the Company’s financial statements and accounting and financial reporting processes by reviewing the financial information provided to stockholders and others, and the system of internal controls which management and the board of directors have established. As further discussed below, the Compensation Committee, among other things, periodically reviews with management the Company’s compensation policies and attempts to ensure that the Company’s compensation policies reinforce business strategies and objectives for enhanced stockholder value without creating risks that may have a material adverse effect on the Company. The Corporate Governance and Nominating Committee, among other things, is responsible for developing and recommending to the board of directors, as well as implementing and monitoring compliance with, a code of business conduct for directors, officers and employees and a set of corporate governance principals.

Various management-led committees, such as the Management Committee, are responsible for coordinating with the committees of the board of directors with respect to oversight and management of specific risks. For example, our Corporate Compliance Committee, which is responsible for overseeing risk associated with the Company’s gaming and regulatory requirements, updates and reports on its significant deliberations and findings to the Corporate Governance and Nominating Committee. In turn, each board committee is responsible for providing reports and updates to the entire board of directors on any significant risks reviewed within the scope of its responsibility.

Risk Considerations in Our Compensation Programs

Our Compensation Committee, together with management, periodically reviews the compensation policies and practices for employees across the Company, including our Named Executive Officers and members of our Management Committee, and considers how they relate to material risks facing the Company. In this review, the Compensation Committee and our management, together with input and recommendations from independent compensation consultants, consider the different types of incentive compensation arrangements used across the Company in light of such risks. We also consider whether the design of these arrangements, together with other policies and practices of the Company, operate to mitigate the potential for excessive risk-taking.

Based upon this review, our management concluded, and the Compensation Committee concurred, that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on the Company. The following are among the factors considered in reaching this conclusion:

•

our compensation plans and programs generally provide potential rewards based on a balanced combination of both the short-term and long-term goals of the Company, thereby mitigating the potential for rewarding short-term results that appear in isolation to be favorable;

•	none of our business units carry a disproportionate portion of our risk profile or vary significantly from the Company’s overall risk and reward structure;

•

the manner in which we structure our compensation, including our belief that the mix of compensation that we provide helps us to mitigate risk by providing compensation that depends in part on the long-term success of the Company;

•

we have stock ownership guidelines for our directors and senior officers, including the members of our Management Committee, which we believe focuses our leadership on long-term stock price appreciation and sustainability; and

•

all of the equity awards granted to employees under the Company’s equity-based plans are subject to multi-year time vesting, which requires an employee to commit to a longer period of employment for such awards to be valuable, and certain of our equity awards are contingent upon the Company’s performance measured over multiple years.

Compensation Recoupment Policy

Effective January 1, 2014, we adopted a Compensation Recoupment Policy pursuant to which we may, under certain circumstances, “clawback” the value of cash, equity or equity-linked incentive compensation tied to performance metrics and paid to our Named Executive Officers and other key executives of the Company. If it is determined that a covered executive officer’s misconduct led to or contributed to financial reporting that requires restatement, we may require such executive officer to reimburse us for incentive compensation received by the executive officer to the extent such compensation is in excess of that which would have been paid to the executive officer had it been based upon the financial statements as restated. Recoupment applies to payments made in periods following the January 1, 2014 effectiveness of the policy and within three years of the date when the applicable restatement is disclosed.

The Compensation Recoupment Policy permits the Compensation Committee to determine, in its discretion, if it will seek to recover applicable compensation. We believe that our Compensation Recoupment Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded.

Compensation and Stock Option Committee Interlocks and Insider Participation

During 2016, members of our Compensation and Stock Option Committee included General Billy G. McCoy (who retired from the board at the conclusion of his term at the 2016 Annual Meeting), Mr. Thomas, Ms. Wilson and Mr. Whetsell. None of the Company’s executive officers serves as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers serving as a director of the Company or on the Company’s Compensation and Stock Option Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We compensate our Named Executive Officers primarily through base salary and short and long-term incentive compensation. Our executive compensation practices are designed generally to (i) be competitive with comparable employers in our industry, (ii) closely align compensation with shareholder interests and our achievement of clear corporate performance expectations, including annual objectives and long-term goals, (iii) recognize individual initiative and achievements, and (iv) assist us in attracting and retaining qualified executives.

Our Named Executive Officers for fiscal year 2016 are as follows:

•	William S. Boyd, our Executive Chairman of the Board of Directors;

•	Keith E. Smith, our President and Chief Executive Officer;

•	Josh Hirsberg, our Executive Vice President, Treasurer and Chief Financial Officer;

•	Brian A. Larson, our Executive Vice President, Secretary and General Counsel; and

•	Stephen S. Thompson, our Executive Vice President, Operations[1].

Executive Summary

The Compensation Committee generally continued in its philosophy with taking a conservative, measured approach to our compensation programs in fiscal year 2016. Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal year 2016, as approved by our Compensation Committee following input, analyses and recommendations from management and our independent compensation consultant, Exequity.

•

2015 Executive Compensation Review.    During the fourth quarter of 2015, in consultation with Exequity, the Compensation Committee undertook a detailed review of each of the elements of our executive compensation packages to evaluate, and, as appropriate, update the overall competitiveness and effectiveness of our executive compensation programs. Exequity was also engaged during this time to perform a compensation study to assist the Compensation Committee in its evaluation of each element of our executive compensation package (the “2015 Executive Compensation Review”). For 2016, in an effort to remain competitive in its compensation packages and to recognize achievements and leadership, and in consideration of the analysis provided by the 2015 Executive Compensation Review, the Compensation Committee approved base salary increases for all of our Named Executive Officers as well as updated target valuations for our long-term equity incentive award opportunities. In making these decisions, the Compensation Committee carefully considered several factors, including the 2015 Executive Compensation Review, the individual roles and responsibilities of our Named Executive Officers, the significant achievements and accomplishments of the Company in recent years, and previous compensation adjustments. Additionally, for 2016, Mr. Thompson’s base salary and short-term bonus target award potential were increased in connection with his promotion and joining of our Management Committee.

•

Base Salary.    Following the considerations detailed above, the Compensation Committee determined it was appropriate to increase the base salaries of our Named Executive Officers for 2016 (other than Mr. Thompson, who became a Named Executive Officer during 2016, and whose base salary was increased to reflect his new roles and responsibilities). Base salary increases for our Named Executive Officers were as follows: Mr. Boyd $25,000; Mr. Smith $50,000; Mr. Hirsberg $50,000; Mr. Larson $35,000; and Mr. Thompson $40,000.

•

Short-Term Bonus Plan.    For 2016, the Compensation Committee approved short-term cash bonus awards payable based on the achievement of specific, objective performance criteria measured relative to the Company’s operating budget, as approved by the board of directors. In fiscal year 2016, our actual corporate

[1]	On January 13, 2016, Mr. Thompson was promoted to the position of Executive Vice President, Operations and became a member of our Management Committee. Prior to his promotion, he served as our Senior Vice President—Operations Nevada Region.

performance achieved approximately 99% of our target operating budget, as adjusted by the Compensation Committee and discussed further below. Accordingly, the Compensation Committee approved the payment of short-term bonuses to our Named Executive Officers, in accordance with the plan which provides for a target award for achievement of a performance level between 95% and 105% of budget, resulting in short-term bonus payments to our Named Executive Officers at 100% of each of their respective target award amounts.

•

Equity Compensation.    In the fourth quarter of 2016, the Compensation Committee approved long-term incentive equity compensation for our Named Executive Officers. The Compensation Committee granted our Named Executive Officers equity awards that allocated roughly twenty percent (20%) of the intended value of the equity compensation in the form of stock options and roughly forty percent (40%) of the intended value in the form of each restricted stock units (“RSUs”) and performance-based restricted stock units (“Performance Shares”), respectively. This equity allocation mix for our Named Executive Officers is consistent with the allocation mix utilized in the prior fiscal year. The Compensation Committee also approved the following new target valuations for the equity compensation awards: for Mr. Smith $4,250,000; for Mr. Boyd $1,000,000; for Mr. Hirsberg $1,270,000; for Mr. Larson $1,150,000; and for Mr. Thompson $500,000. For each Messrs. Hirsberg and Larson, the equity award target valuations that the Compensation Committee approved included a one-time award in 2016 of an added 15,000 RSUs to recognize their significant contributions to the Company in 2016, as discussed further below. The Compensation Committee believes these target award values are consistent with their on-going philosophical goal of having our Named Executive Officers’ total compensation approach the 50th percentile of our selected peer group of companies, as assessed in the 2016 Executive Compensation Review and discussed further below.

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Risk Considerations.    As a part of its review in 2016 of our compensation practices and policies, the Compensation Committee evaluated risks associated with our compensation programs. As described above under the section Risk Considerations in Our Compensation Programs, the Compensation Committee undertook an annual evaluation of our compensation risk and concluded that our compensation policies and practices for fiscal year 2016 do not create risks that are reasonably likely to have a material adverse effect on the Company.

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2016 Executive Compensation Review.    During the fourth quarter of 2016, Exequity was again engaged to perform a compensation study to aid the Compensation Committee in its continued evaluation of long-term equity incentive compensation for 2016 and 2017 base salaries and annual bonus award levels for our Named Executive Officers, as discussed further below (the “2016 Executive Compensation Review”). In consultation with Exequity, the Compensation Committee undertook a detailed review of each of the elements of the compensation packages of our Named Executive Officers (other than for our Executive Chairman and founder, Mr. Boyd) to evaluate and update, as appropriate, the overall competitiveness and effectiveness of our executive compensation programs. Other than for our Executive Chairman, Mr. Boyd, whose unique position with our Company we do not believe is readily comparable within a peer group context, the 2016 Executive Compensation Review supported that the overall target compensation packages of our Named Executive Officers continued to compare at or near the 50th percentile of our peer group, after giving effect to prior compensation program adjustments as well as the salary increases approved by the Compensation Committee for 2017, as discussed below, other than Mr. Thompson. For 2017, the Compensation Committee approved base salary increases for each of our Named Executive Officers, other than Messrs. Boyd and Smith.

Objectives of our Compensation Program

Our compensation program is designed to reward an executive officer’s current contribution to the Company, the officer’s impact and involvement in our future performance, as well as align the interests of our Management Committee with those of our stockholders by offering equity incentive awards that reflect our future performance and the achievement of strategic objectives. Our Management Committee, which plays an active and critical role in the leadership and strategy for the development, operations and growth of our Company was comprised of certain members of our senior management team in 2016, including each of our Named Executive Officers. The compensation of our Named Executive Officers is set at levels that are intended to be competitive with other leading companies in the gaming and hospitality industries, which generally fall into three categories: (i) core gaming companies; (ii) gaming technology/equipment companies; and (iii) resort hotel operator companies.

For 2016, the Compensation Committee generally compared the compensation paid to our Named Executive Officers with the compensation paid to executives at: Caesars Entertainment Corp.; Churchill Downs, Inc.; Isle of Capri Casinos, Inc.; Las Vegas Sands Corp.; MGM Resorts International; Penn National Gaming, Inc.; Pinnacle Entertainment, Inc.; Wynn Resorts, Ltd.; Hyatt Hotels Corp.; Marriott Vacations Worldwide; Scientific Games Corp.; Starwood Hotels & Resorts; Vail Resorts, Inc.; and Wyndham Worldwide Corp. This same peer group, along with the addition of Eldorado Resorts, Inc., was utilized in the 2016 Executive Compensation Review regarding our long-term incentive equity compensation for 2016 as well as 2017 base salary and annual bonus awards.

The Compensation Committee has sought to ensure that each of our Named Executive Officer’s compensation is generally competitive with similarly situated executives at other companies within the applicable comparative group. The Compensation Committee also considers market surveys and trends as part of the various factors it reviews in setting executive compensation. This practice allows for comparison both to direct gaming companies as well as to the broad leisure sector, and offers the Compensation Committee multiple vantage points from which to evaluate compensation. While the Compensation Committee reviews the compensation levels of executives at comparable companies and targets our executive management’s compensation toward the 50th percentile of the Company’s peer group, the Compensation Committee does not benchmark, and the compensation packages of our Named Executive Officers are not tied to a relative ranking of compensation against that peer group or other companies.

Process

Our compensation process generally consists of establishing a total compensation target for each executive officer and then allocating that compensation among base salary and short-term and long-term incentive compensation. At the senior-most corporate levels, we designed the incentive compensation to primarily reward company-wide performance. In establishing compensation, our Compensation Committee, among other things:

•	reviews with management our cash and other compensation policies for all of our employees;

•	reviews the performance of our Named Executive Officers and all components of their compensation;

•	evaluates the effectiveness of our overall executive compensation program on a periodic basis; and

•	administers our stock and bonus plans and, within the terms of the respective plan, determines the terms and conditions of the issuances thereunder.

In addition, our Compensation Committee annually reviews and approves our corporate goals and objectives relative to our Chief Executive Officer’s compensation, evaluates his compensation in light of such goals and objectives, and has the sole authority to set the Chief Executive Officer’s compensation based on this evaluation. For 2016, the Compensation Committee, independent of management, determined the compensation arrangements for our Chief Executive Officer, Keith E. Smith. The Compensation Committee approved the compensation arrangements of the other Named Executive Officers after reviewing the recommendations of our Chief Executive Officer. In addition to its annual review of our compensation levels, our Compensation Committee may, from time to time, review our compensation practices and programs and generally has the authority, subject to any existing contractual or other rights of participants, to modify or terminate those practices and programs.

We have historically engaged independent compensation consultants to assist the Compensation Committee in its review and evaluation of our executive compensation programs, including by providing analysis on competitive compensation practices for each component of our executive compensation program. In 2016, Exequity was engaged to provide the 2016 Executive Compensation Review, consistent with prior years, and to assist the Compensation Committee in its review and evaluation of our executive compensation programs generally.

Consideration of Say-on-Pay

The Company’s most recent advisory vote on executive compensation was held at our 2014 Annual Meeting. Approximately 89% of the votes cast on the advisory vote on executive compensation proposal were in favor of our Named Executive Officer compensation as disclosed in the proxy statement for our 2014 Annual Meeting, and, as a result, our Named Executive Officer compensation was approved by our stockholders on an advisory basis. The board of directors and Compensation Committee reviewed these final vote results and determined that, given the level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results. Nevertheless, as discussed in this Compensation Discussion and Analysis, the Compensation

Committee has made some important changes to various components of our executive compensation over the course of the prior three years, which demonstrate our ongoing commitment to ensure our executive compensation remains aligned with the interests of our stockholders and current market practices. As discussed further in Proposal 3 and Proposal 4, the Company is requesting that stockholders vote to approve, on an advisory basis, the executive compensation of the Named Executive Officer as disclosed in this proxy statement.

Primary Components of our Executive Compensation Program

There are three primary components of our executive compensation program:

•	base salary;

•	short-term (annual) cash bonus; and

•	long-term equity incentive compensation.

Base Salary.    We provide our Named Executive Officers with a base salary that we believe is competitive and that corresponds to their status and accomplishments, both professionally and within our industry. Salaries are reviewed annually and are adjusted as necessary to recognize individual performance, promotions, scope of responsibilities, competitive compensation levels and other subjective factors.

Our Compensation Committee, independent of management, determines the compensation of our Chief Executive Officer, including his base salary. Our Chief Executive Officer customarily makes recommendations regarding compensation for the other Named Executive Officers and the members of our Management Committee to our Compensation Committee for their review and approval. Where appropriate, the Compensation Committee and our Chief Executive Officer have historically considered the following factors in establishing or recommending, as applicable, the compensation for our Named Executive Officers:

•	the Named Executive Officer’s qualifications, experience, scope of responsibilities, tenure and anticipated future performance;

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the Named Executive Officer’s role within the Company, including, where applicable, the role on various corporate committees, such as the Management Committee, the Corporate Compliance Committee and the Diversity Committee;

•	the overall performance of the Named Executive Officer;

•	the overall performance of the Company;

•	competitive pay practices at other select companies within the gaming and hospitality industries, as identified by our peer group above; and

•	compensation analyses performed for us by our independent compensation consultant.

For 2016, the Compensation Committee determined, based on input from Exequity and the 2015 Executive Compensation Review, as well as anticipated changes in the roles and responsibilities of certain members of our senior management team, that a base salary adjustment was appropriate for our Named Executive Officers and other members of our senior management team. Accordingly, the 2016 base salaries of our currently serving Named Executive Officers were increased as follows: for Mr. Boyd, in the amount of $25,000, bringing his salary to $1,065,000; for Mr. Smith, in the amount of $50,000, bringing his salary to $1,325,000; for Mr. Hirsberg, in the amount of $50,000, bringing his salary to $585,000; for Mr. Larson, in the amount of $35,000, bringing his salary to $535,000; and for Mr. Thompson, in the amount of $40,000, bringing his salary to $525,000. While Mr. Thompson’s compensation was not specifically analyzed in the 2015 Executive Compensation Review, since he did not serve as a Named Executive Officer in fiscal year 2015, Mr. Thompson’s 2016 base salary was increased to reflect his new roles and responsibilities. These base salary adjustments recognize achievements and leadership, reflect anticipated changes in roles and responsibilities of each of our Named Executive Officers, and illustrate our efforts to remain competitive in our compensation packages.

For 2017, following its consideration of the 2016 Executive Compensation Review, including the competitive pay practices of our peer group, the Compensation Committee determined that increases in base salaries were appropriate for Messrs. Hirsberg, Larson and Thompson. As such, the Compensation Committee approved the following increases in their 2016 base salaries: for Mr. Hirsberg, in the amount of $15,000, bringing his 2017 salary to $600,000; for Mr. Larson, in the amount of $15,000, bringing his 2017 salary to $550,000; and for Mr. Thompson, in the amount of $15,000, bringing his 2017 salary to $540,000. The base salaries of Messrs. Boyd and Smith remained unchanged in 2017 from their 2016 levels.

Short-Term Bonus.    Our Named Executive Officers are eligible to receive annual bonuses under our 2000 Executive Management Incentive Plan (“2000 MIP”). Bonus awards under our 2000 MIP are set as a percentage of base salary, with the specific target percentage determined by the participant’s position, level and scope of responsibility within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in the form of bonuses and other incentive based vehicles.

For 2016, the Compensation Committee continued our compensation practice of awarding cash bonuses based upon the achievement of a specific, predetermined objective performance target, as it had for the past five fiscal years. The performance target was our 2016 operating budget, measured based on adjusted consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), as approved by the board of directors. For 2016, the approved operating budget was adjusted consolidated company EBITDA of $611.7 million, which took into account our partial year’s ownership of Borgata Hotel Casino and Spa.1

For 2016, the Compensation Committee retained the previous short-term bonus target award potential, as a percentage of base salary, for each of our Named Executive Officers, other than for Mr. Thompson. In recognition of Mr. Thompson’s promotion to Executive Vice President, Operations and his joining our Management Committee in January 2016, Mr. Thompson’s target short-term bonus target was set at 60% to reflect his new roles and responsibilities. As such, for each of our Named Executive Officers, the short-term bonus potential awarded for 2016, as a percentage of base salary, was as follows:

Executive	2016 Threshold Bonus	2016 Target Bonus	2016 Maximum Bonus
William S. Boyd	47.50%	95%	190%
Keith E. Smith	75.00%	150%	300%
Josh Hirsberg	37.50%	75%	150%
Brian A. Larson	37.50%	75%	150%
Stephen S. Thompson	30.00%	60%	120%

The actual award payout levels are increased or decreased based on the actual achievement relative to our 2016 approved operating budget. No short-term bonus awards are earned for a performance level of less than 80% of the approved operating budget. Minimum (or threshold) award payouts are earned at a performance level of 80% of the approved budget, resulting in a payout award potential of 50% of the Named Executive Officer’s target bonus amount. Target award payouts are earned at a performance level between 95% and 105% of budget. Maximum payouts are earned at a performance level of at least 130% of budget, resulting in a payout award potential of 200% of the Named Executive Officer’s target bonus amount.

Our actual 2016 performance resulted in the achievement of approximately 99% of the approved operating budget, which was adjusted to reflect the Company’s partial year of ownership of Borgata and the acquisitions of Aliante Casino Hotel and Spa, as well as the Cannery Hotel Casino and the Eastside Cannery Hotel and Casino. This approach is philosophically consistent with our treatment of prior acquisitions and is intended to reward our management team for executing strategic goals of the Company. As a result, the Compensation Committee approved

[1]	Note: EBITDA is a non-GAAP financial measure. For supplemental financial data and corresponding reconciliation of EBITDA to U.S. generally accepted accounting principles (“GAAP”), please see Note 14 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Adjusted consolidated company EBITDA for the 2016 approved operating budget included 100% of EBITDA, after corporate expense, with respect to our wholly owned properties, and 50% of EBITDA with respect to operations of Borgata Hotel Casino and Spa, a 50%-owned joint venture (“Borgata”). On August 1, 2016, the Company closed on its disposition of its 50% ownership interest in the Borgata. Correspondingly, the Compensation Committee deemed it appropriate to adjust the Borgata related component of the 2016 approved operating budget to reflect only our partial year’s ownership.

short-term bonus payments for 2016 representing 100% of each Named Executive Officer’s target bonus award amount. The precise amount of each Named Executive Officer’s bonus is set forth below in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table (2016).”

In evaluating the analyses and findings of the 2016 Executive Compensation Review, including the effects of prior modifications made to the short-term bonus program, the Compensation Committee approved a change to our short-term bonus program for the 2017 award cycle, which narrowed the performance level range for achievement of a potential target bonus payout, as discussed below. The Compensation Committee continued its practice of utilizing the achievement of predetermined, objective performance targets for short-term bonus awards and set the target as performance against our 2017 operating budget, as approved by our board of directors, measured based on an adjusted consolidated EBITDA. Consistent with fiscal year 2016, the approved short-term bonus payout parameters for our Named Executive Officers for 2017, as a percentage of their base salaries, remained unchanged and are as follows:

Executive	2017 Threshold Bonus	2017 Target Bonus	2017 Maximum Bonus
William S. Boyd	47.50%	95%	190%
Keith E. Smith	75.00%	150%	300%
Josh Hirsberg	37.50%	75%	150%
Brian A. Larson	37.50%	75%	150%
Stephen S. Thompson	30.00%	60%	120%

The actual award payout levels are increased or decreased based on the actual achievement relative to our 2017 approved operating budget. No short-term bonus awards are earned for a performance level of less than 80% of the approved operating budget. Minimum (or threshold) award payouts are earned at a performance level of 80% of the approved budget, resulting in a payout award potential of 50% of the Named Executive Officer’s target bonus amount. Target award payouts are earned at a performance level between 97.5% and 102.5% of budget (in comparison, 2016’s potential payouts were earned at a performance level between 95% and 105% of budget). Maximum payouts are earned at a performance level of at least 130% of budget, resulting in a payout award potential of 200% of the Named Executive Officer’s target bonus amount.

Long-Term Compensation.    We believe that the long-term compensation component should serve both as an incentive for achieving longer term company performance goals and as a retention tool for our executives. In 2016, as we have done each year since 2008, all of the long-term compensation awards granted to our Named Executive Officers were in the form of equity awards.

Equity Compensation

We believe that a significant component of the compensation paid to our executives over the long-term should be equity-based compensation. We also believe that stock price appreciation and stock ownership in the Company are valuable incentives to our executives and that the grant of equity awards to them serve to align their interests with the interests of our stockholders by encouraging them to manage the Company in its best long-term interests.

The Compensation Committee has the authority to determine, on a discretionary basis, whether to grant equity awards, as well as the amount, the type and the terms of such awards, based on the Named Executive Officer’s position within the Company. Over recent years, these equity awards have consisted of grants under our stock incentive plans of stock options, RSUs and Performance Shares. Stock options are intended to provide strong alignment with stockholders and only provide value to the executives if the stock price appreciates over the grant price. RSUs provide additional linkage to stock price and serve to promote the retention of our executives with a multi-year vesting schedule. Performance Shares provide reward opportunities for achieving sustained multi-year performance goals as set by our Compensation Committee. Further, Performance Shares are intended to enhance the equity award component of compensation, promote retention and incentivize long-term strategic performance by balancing some of the risks of stock price volatility with long-term internal drivers of value. Each of these awards is ultimately denominated in shares of our common stock and is earned over three years, thus providing a strong incentive to grow stockholder value.

Beginning in 2014 and continuing through 2016, the Compensation Committee approved equity awards to our Named Executive Officers comprised of stock options, RSUs and Performance Shares, with the awards representing approximately 20%, 40% and 40% of the aggregate intended award value, respectively. This mix of award types for our Named Executive Officers is consistent with the allocation mix utilized in the prior fiscal year, other than for Mr. Thompson, who became a Named Executive Officer during 2016. In addition, for each of Messrs. Hirsberg and Larson, the Compensation Committee approved a one-time increase in 2016 of an added 15,000 RSUs to recognize their significant contributions to the Company in 2016, as discussed further below.

All equity awards granted as long-term compensation to our Named Executive Officers in 2016 were granted pursuant to the 2012 Stock Incentive Plan (“Stock Incentive Plan”), which was last approved by our stockholders at our 2012 Annual Meeting.

Stock Options, RSUs and Performance Shares

The stock options granted in 2016 feature a three-year vesting schedule, with one-third of each award vesting on each anniversary of the grant date. The RSUs granted in 2016, other than those granted under the Career Shares Program, feature three-year cliff vesting. The Performance Shares granted in 2016 provide for three-year cliff vesting and are subject to achievement of the three performance metrics. Each performance metric works and is measured independently of the others and includes a minimum (or threshold) performance level, a target performance level and a maximum performance level opportunity. The scale to be applied to each metric is a sliding scale and generally works as follows:

Metric Performance Achievement	Performance Shares Payout (as % of target award)
Below Minimum	-0-
Minimum	50%
Target	100%
Maximum (and above)	200%

The three performance metrics associated with the Performance Shares granted to our Named Executive Officers in 2016 are: (i) net revenue growth; (ii) EBITDA growth rate; and (iii) customer service score. Each of the performance metrics is measured over the three full fiscal years following the date of grant and each performance metric represents one-third (1/3) of the shares potentially payable on settlement of the Performance Shares. The achievement level of each Performance Share metric will determine the final payout of shares under the award at the end of the measurement period. All three metrics must be satisfied at a maximum performance level for the maximum payment of 200% to be earned. If none of the three performance metrics achieves the minimum performance level, then no shares will be awarded. Achievement between the payout points shown in the table above will be interpolated on a linear basis. These are the same performance metrics and value allocations as utilized with our prior grants of Performance Shares in recent years, although the specific target performance levels for the Performance Shares granted in 2016 have been updated to reflect the Company’s current budget and future outlook for the three-year measurement period commencing on January 1, 2017 and running through December 31, 2019.

The Compensation Committee set specific targets for the three Performance Share metrics, as well as the minimum levels required to receive any share payout and the levels that would earn a maximum payout. The Compensation Committee determined the minimum, target and maximum levels of net revenue growth and EBITDA growth after considering comparable historical and current budgeted revenue and operating income. In setting the customer service score metric, the Compensation Committee considered historical performance, as well as the Company’s goals and expectations with respect to the next three years. The Compensation Committee has determined that the performance metrics were all sufficiently challenging to incentivize performance. The minimum performance levels generally require average performance and are expected to be achieved. The target performance levels are intended to be reasonably achievable and require a higher or above average performance and the maximum performance levels require extraordinary performance.

Following the Compensation Committee’s review of our executive compensation in the fourth quarter of 2016, including consideration of the competitive pay practices data analyzed in the 2016 Executive Compensation Review, the Compensation Committee approved the following new target valuations for the equity compensation awards to our Named Executive Officers for 2016: for Mr. Smith $4,250,000; for Mr. Boyd $1,000,000; for Mr. Hirsberg $1,270,000; for Mr. Larson $1,150,000; and for Mr. Thompson $500,000. The number of shares of common stock underlying each component of the award was based on a share price of $19.22 per share, which price was derived from the 20-day moving average of the Company’s stock price. The Compensation Committee believes that these current equity compensation target award values are appropriate to ensure that our Named Executive Officers are adequately compensated, are generally in line with current market practices and remain consistent with our overall pay philosophy of targeting the 50th percentile of our peer group. For each of Messrs. Hirsberg and Larson, the Compensation Committee approved a one-time increase in 2016 of an added 15,000 RSUs in recognition of their significant contributions in executing various important strategic transactions that the Company successfully completed during 2016, including our disposition of the Borgata; the acquisition of Aliante Casino Hotel and Spa; the acquisition of the Cannery Hotel Casino and Eastside Cannery Hotel and Casino; as well as the consolidating and refinancing of our corporate indebtedness.

The number of stock options, RSUs and Performance Shares awarded to each Named Executive Officer is set forth below in the “Grants of Plan-Based Awards Table (2016).” These figures represent grant date values calculated in accordance with SEC requirements, which likely differ from the ultimate value upon vesting, if and when it occurs, as a result of fluctuations in our stock price and, in the case of Performance Shares, the extent we achieve, if at all, our multi-year performance goals.

Our Compensation Committee grants equity awards pursuant to its policy of making such grants, if at all, on the fifth business day following our release of earnings for the third quarter of each year, except in the case of our non-employee directors, new hires or other special situations. In addition, our Compensation Committee adopted a policy in 2006 regarding our Career Shares Program, which is discussed below, that provides for the annual grant of RSUs under our Stock Incentive Plan on January 2 of each year or, if January 2 is not a business day, then the next business day. During 2016, the equity compensation awards granted by the Compensation Committee were consistent with these policies.

Our Compensation Committee continues to review our long-term compensation policy, in connection with the assessment of our overall compensation program, to determine whether other modifications to the policy are warranted. However, it is anticipated that the Compensation Committee will continue the practice of granting equity awards to our Named Executive Officers in 2017 as long-term compensation.

Performance Shares Vesting.    In 2013, the Compensation Committee approved the award of Performance Shares to each of our Named Executive Officers. The three performance metrics associated with the Performance Shares granted in 2013 were: (i) net revenue growth; (ii) EBITDA growth; and (iii) customer service score, with each metric representing one-third of the total Performance Share award. Performance under these awards is measured over a three-year period commencing on January 1, 2014 and continuing through December 31, 2016. As detailed below, the Compensation Committee determined that the Performance Shares were earned at approximately 80% of the target award level, in the aggregate, based on the achievement of the following performance levels for each of the three metrics.

Net Revenue Growth:    The first metric, “net revenue growth,” is generally defined as the compound annual growth rate (or “CAGR”) of total revenue for all of the Company’s wholly-owned properties less (i) promotional expenses and (ii) certain other non-operations derived income or losses. Net revenue growth utilizes the final audited results for 2013 as the applicable baseline. For purposes of the 2013 Performance Shares, the applicable performance and payout scale were as follows:

	3 Year CAGR	Payout
Threshold	.50%	50%
Target	1.00%	100%
Maximum	2.00%	200%

Note: Performance achievement between minimum (or threshold) and target and between target and maximum is prorated on a straight line basis. For every two and one-half (2.5) basis points below target, payout to our Named Executive Officers is reduced by one (1) percentage point. For every two and one-half (2.5) basis point above target, payout will be increased one (1) percentage point. Performance below threshold will result in no payout. Performance above maximum will payout at maximum payout.

Our actual performance over the measurement period was a CAGR of -0.50%. Because this CAGR failed to achieve the required threshold performance level, no award payout was earned by our Named Executive Officers under this criterion.

EBITDA Growth:    The second performance metric “EBITDA growth” is defined as the CAGR of EBITDA for all of the Company’s wholly-owned properties less certain corporate expenses. EBITDA growth utilizes the final audited results for 2013 as the applicable baseline. For purposes of the 2013 Performance Shares, the applicable performance and payout scale were as follows:

	3 Year CAGR	Payout
Threshold	1.25%	50%
Target	2.50%	100%
Maximum	5.00%	200%

Note: Performance achievement between minimum (or threshold) and target and between target and maximum is prorated on a straight line basis. As such, for every five (5) basis points below target, payout to our Named Executive Officers will be reduced by one (1) percentage point. For every five (5) basis points above target, payout will be increased one (1) percentage point. Performance below threshold will result in no payout. Performance above maximum will payout at maximum payout.

For our EBITDA Growth metric, our actual performance over the measurement period was a CAGR of 2.97%, which exceeded the target performance level. As a result, the Compensation Committee approved a payout of 119% of each of our Named Executive Officers’ target award opportunity attributable to this criterion.

Customer Service Score:    The third performance metric “Customer Service Score” is determined based on the simple blended three-year average score across the following customer categories: (i) overall satisfaction; (ii) intent to return; and (iii) intent to recommend. The customer survey was conducted by an independent third-party, utilizing a 6-point scale. For purposes of the 2013 Performance Shares, the performance and payout scale were as follows:

	3 Year Avg. score	Payout
Threshold	5.30	50%
Target	5.35	100%
Maximum	5.40	200%

Note: Performance achievement between minimum (or threshold) and target and between target and maximum is prorated on a straight line basis. For every one-hundredth of a point (0.01) below target, payout to our Named Executive Officers is reduced by ten (10) percentage points. For every one-hundredth of a point (0.01) above target, payout will be increased twenty (20) percentage points. For all goals, Performance below threshold will result in no payout. Performance above maximum will payout at maximum payout. Additionally, if our third-party vendor and/or scale system changes during the performance period, all scores would be adjusted to such new scale or system.

For our Customer Service Score metric, our actual performance over the measurement period was 5.36, which exceeded our target performance level. As a result, the Compensation Committee approved a payout of 120% of each of our Named Executive Officers’ target award opportunity attributable to this criterion.

Performance Share vesting for each of our Named Executive Officers, based on the Compensation Committee’s determination of the Company’s achievement of the specific performance metrics for the three-year period ended December 31, 2016, is reflected below in the “Option Exercises and Stock Vested Table (2016).”

Career Shares Program

Our Career Shares Program is a stock incentive award program for certain executive officers to provide for additional capital accumulation opportunities for retirement and to reward long-service executives. Our Career Shares Program was adopted by the Compensation Committee on December 7, 2006 and amended on October 25, 2010. The

Career Shares Program provides for the grant of RSUs (“Career RSUs”) under our Stock Incentive Plan to members of our senior management, including each of our Named Executive Officers. Each Career RSU is analogous to one share of restricted common stock, except that Career RSUs do not have voting rights and do not entitle the holder to receive dividends.

Under the Career Shares Program, a fixed percentage of each participant’s base salary is credited to his or her career shares account annually. Each January 2, or, if January 2 is not a business day, then the next business day, Career RSUs are awarded to members of our Management Committee in an amount that equals 15% of such individual’s base salary, and to certain other members of our senior management in an amount that equals 10% of their individual base salaries, in each case, subject to adjustment by the Compensation Committee. Career RSUs granted pursuant to our Career Shares Program are awarded for service provided for the immediately preceding calendar year. The basis for the value of the awards is the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day. Consistent with this policy and the Career Shares Program, on January 3, 2017, Career RSUs were granted to all of our currently serving Named Executive Officers, as well as to the other members of the Management Committee and our senior management team.

Upon becoming eligible to receive a grant of Career RSUs, participants generally will have their initial award prorated based on the number of full months served in a career shares eligible position during the preceding year. For example, if someone becomes eligible on July 15 they would receive 5/12 of the product of their year-end salary and their Career RSUs percentage on the next grant date, since they had served for five full months during the preceding year. If a participant becomes career shares eligible during the last quarter of the year, however, no Career RSUs will be awarded on the next grant date.

Payouts are made at retirement, at which time participants receive one share of our common stock for each vested Career RSU held in their respective career share account, less any applicable taxes. To receive any payout under the Career Shares Program, as amended, participants must be at least 55 years old and must have been continually employed by the Company for a minimum of 10 years. Retirement after 10 years of service will entitle a participant to fifty percent (50%) of his or her career shares account. This increases to seventy-five percent (75%) after 15 years and one hundred percent (100%) following 20 years of employment. The Compensation Committee may credit participants with additional years of service in its discretion. During 2016, the Compensation Committee did not utilize this discretion. Additionally, with respect to “specified employees” as defined in Internal Revenue Code section 409A, any payment of a Career RSU generally must be delayed for at least six months following the date of retirement.

In the event of a participant’s death or permanent disability, or following a change in control, the participant will be deemed to have attained age 55 and the Career RSUs will immediately vest and convert into shares of our common stock based on the participant’s years of continuous service through the date of death, termination resulting from permanent disability or the change in control, as applicable.

In addition, awards in a participant’s career share account can be applied towards satisfying our stock ownership guidelines discussed below.

Other Bonus Payments

In 2016, a special bonus in the amount of $250,000 was approved by the Compensation Committee and paid to Mr. Boyd in recognition of the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements, which were terminated by us in 2003. Mr. Boyd has received this special bonus payment each year since 2003 and we expect that the Compensation Committee will continue to extend the $250,000 special bonus to Mr. Boyd in 2017.

Our Policy on Perquisites

We provide our Named Executive Officers with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. We believe that our perquisites help us to hire and retain qualified executives.

Certain executive officers, as designated by the Chief Executive Officer and pursuant to our internal policies, may use our corporate aircraft for personal travel on a limited basis. Such executive officers are imputed with income in an amount equivalent to the Standard Industry Fare Level rate, as defined in the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), for such use and are required to advance to us an amount sufficient to cover certain out-of-pocket costs directly attributed to such use. These out-of-pocket costs include crew lodging expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs.

The aggregate incremental cost for use of our corporate aircraft during 2016 that is attributable to any Named Executive Officer, net of amounts advanced to us by the applicable executive as discussed above, is reflected in the “Summary Compensation Table (2016).” We determine the aggregate incremental cost based on estimated fuel expenses and maintenance expenses per flight hour. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries and the purchase costs of the corporate aircraft.

We provide Mr. Boyd with use of a corporate car that is owned by the Company, and reflect the aggregate incremental cost attributable to such use during 2016 in the “Summary Compensation Table (2016).” We determine the aggregate incremental cost for use of the corporate car by calculating the assumed annual lease value of the car, consistent with applicable Treasury regulations, multiplied by the percentage of use that is estimated to be attributable to Mr. Boyd’s personal use.

In addition, we provide a country club membership for Mr. Boyd, which is used for both business and personal purposes. The amount of all unreimbursed costs related to this membership for 2016 is reported as other compensation for Mr. Boyd in the “Summary Compensation Table (2016).”

Our employee and non-employee directors, along with certain members of our Management Committee, are eligible to participate in the Medical Expense Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. We also provide our Named Executive Officers with more life insurance coverage than is generally made available to our other employees. See the “Summary Compensation Table (2016)” for the amount of medical premiums or related reimbursements paid on behalf of participating Named Executive Officers during 2016 and for the amount of the applicable premiums paid for such additional life insurance coverage during 2016.

Our senior management members, including our Named Executive Officers, also are eligible to participate in our other benefit plans and programs on the same terms as other employees. These plans include our 401(k) plan and medical, vision and dental insurance. In addition, our senior management members and our non-employee directors are eligible to participate in our deferred compensation plan on the same terms as other eligible management-level employees.

Stock Ownership Guidelines

As we noted above, we believe that ownership in the Company by our executive management team, including our Named Executive Officers, is an important incentivizing tool that fosters the management of the Company in its long-term best interests for the benefit of all of our stockholders. Our Compensation Committee initially adopted stock ownership guidelines in 2006 for certain key executives, which were amended in October 2010, to now reflect our current stock ownership guidelines. The Compensation Committee believes that the guidelines, as they may be updated and revised from time to time, will continue to further the alignment between our executive team and stockholders. Pursuant to the current stock ownership guidelines, certain key executive officers, including our Named Executive Officers, are required to pursue ownership of an amount of our common stock based on a multiple of the participant’s base salary, as set forth in the following table:

Executive Tier	Multiple of Base Salary
Executive Chairman of the Board of Directors	5x
Chief Executive Officer	5x
Chief Operating Officer	4x
All Other Members of Management Committee	3x
Certain Other Members of Senior Management	1x-2x

A participant’s stock ownership level can include shares of our common stock represented by RSUs, including Career RSUs and Performance Shares (which are included at an assumed target performance level). The stock ownership guidelines also contain a mechanism to facilitate each participant’s ongoing progress towards achievement of the established stock ownership levels. For any participant who does not then meet their established stock ownership level, the guidelines mandate that 50% of the net shares, after accounting for tax withholding and any option exercise payments, resulting from the sale of stock options or the vesting of RSUs or Performance Shares must be retained by the executive until that individual has met his or her stock ownership level established by the guidelines.

Stock ownership guidelines are also applicable to the independent members of our board of directors, pursuant to certain amendments adopted by our Corporate Governance and Nominating Committee in 2011. The director stock ownership guidelines provide that each independent member of the board of directors will be required to hold stock in the Company at least equal to five (5) times the annual cash retainer received by such independent director. Each director shall have a three (3) year period, after joining the board of directors, in which to accumulate the required level of stock ownership. For purposes of the required stock ownership levels under the guidelines, any deferred shares or RSUs shall be included in such calculation; however, pursuant to the amendments to the guidelines adopted in 2011, the Corporate Governance and Nominating Committee also determined that at least twenty five percent (25%) of the ownership goal must be achieved through direct ownership of shares, with a three (3) year period to achieve such direct ownership beginning in January 2012, using a rolling average stock price. The director stock ownership guidelines, like those applicable to our executive officers, serve as an incentivizing tool for the independent members of the board of directors to strategically guide and manage the Company in its long-term best interests for the benefit of all of our stockholders.

As of the record date for our Annual Meeting, each of our Named Executive Officers and each member of the board of directors is in compliance with the applicable stock ownership guideline requirements.

Post-Termination Compensation

In 2006, our Compensation Committee adopted our Change-in-Control Severance Plan (“CIC Plan”) to provide severance benefits for certain executive officers, including our Named Executive Officers, upon termination of employment in connection with a change in control. In addition, our CIC Plan provides for the acceleration of vesting of equity awards for our Named Executive Officers, and certain other executives, upon the occurrence of certain events. We believe that it is important to protect key executives who helped build our Company and who will be important in continuing the Company’s success through a change in control or similar event. Further, we believe that the interests of stockholders will be best served if the interests of our most senior management are aligned with them. Providing change in control benefits is intended to reduce the reluctance of senior management to pursue potential change of control transactions that may be in the overall best interests of our stockholders. We did not modify our CIC Plan in 2016. We do not have individual written severance agreements with Named Executive Officers; however, we retain the discretion to negotiate individual arrangements as deemed appropriate.

2000 MIP.    Our 2000 MIP contains a continuous employment requirement. In addition, certain provisions of our 2000 MIP are triggered in the event of a change in control or if a “long service” employee retires. Generally, if a participant, other than a “long service” employee, terminates employment for any reason other than death or disability prior to the award payment date, he or she is not entitled to the payment of any award under the 2000 MIP for any outstanding plan period (regardless of whether it is a short-term or long-term incentive award). If the participant’s termination is due to disability or death, he or she is entitled to the payment of an award for each plan period in which he or she is participating on the date of termination; provided, however, that the Compensation Committee may proportionately reduce or eliminate his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate. For 2016, the only outstanding plan period under the 2000 MIP was for the short-term, annual incentive awards for 2016. There were no long-term cash incentive awards or award periods outstanding under the 2000 MIP during 2016.

If a “long service” participant terminates employment with us for any reason (including death or disability) prior to the award payment date, he or she is entitled to (i) the payment of an award for the plan period (in which the participant is participating on the date of termination) with the earliest date of commencement and (ii) the payment of an award for any other plan period (in which the participant is participating on the date of termination), reduced proportionally based on the number of years of employment completed during the plan period with each partial year of employment counting as a full year. A “long service” participant generally means a participant who has reached age 55 and has completed 15 or more years of service with us or any of our subsidiaries (including acquired entities).

If a participant is terminated without cause within 24 months after a corporate transaction or a change in control (as defined in our Stock Incentive Plan), the participant is entitled to the payment of an award for each plan period (in which the participant is participating on the date of termination). The Compensation Committee believes that this double-trigger feature provides appropriate incentives and job security for management while protecting stockholder value in the event of a change in control.

CIC Plan.    Our Named Executive Officers are eligible to participate in our CIC Plan, which provides severance benefits upon certain qualifying terminations. A “qualifying termination” includes involuntary termination without cause, voluntary termination due to a relocation in excess of 50 miles or certain reductions in compensation, among other events, within 24 months immediately following a change in control. Generally, a “change in control” is deemed to occur upon (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person who directly or indirectly controls, or is controlled by, or is under common control with, the Company or by members of the Boyd family) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, or (ii) a majority of the board of directors ceasing to be continuing directors at any time within a 36-month period due to contested elections.

CIC Plan benefits are determined based upon the relevant status of the participant as a Tier One Executive (our Chief Executive Officer and Executive Chairman of the Board of Directors), Tier Two Executive (members of our Management Committee, other than our Chief Executive Officer and Executive Chairman of the Board of Directors), or Tier Three Executive (certain other members of senior management, other than Management Committee members). Following the execution of a general release in a form generally acceptable to the Company that releases the Company and its affiliates from any and all claims the participant may have against them, among other things, the Company shall pay to the participant a lump-sum cash payment of:

•	any unpaid amounts owed to the participant, such as any unpaid base salary, accrued vacation pay, or unreimbursed business expenses;

•	a multiple of three, two and one for Tier One Executives, Tier Two Executives and Tier Three Executives, respectively, of the participant’s:

¡	annual salary in effect immediately prior to the occurrence of the change of control or, if greater, upon the occurrence of the qualifying termination; plus

¡

then-current target short-term bonus opportunity in effect immediately prior to the change of control or, if greater, the average of the participant’s actual short-term bonus for the three fiscal years immediately prior to the change in control or, if greater, the participant’s target short-term bonus opportunity in effect upon the qualifying termination;

•	an amount equal to the greater of:

¡	the participant’s then-current target short-term bonus opportunity established for the plan year in which the qualifying termination occurs; or

¡	the participant’s target bonus opportunity in effect prior to the occurrence of the change in control,

in each case, adjusted on a pro rata basis based on the number of days the participant was actually employed during such plan year; and

•

the amount of monthly premiums that would have been paid by the Company on behalf of the participant under the Company’s health insurance plan, or COBRA (for a period of 36 months, 24 months and 12 months for Tier One Executives, Tier Two Executives and Tier Three Executives, respectively), plus an additional amount such that the participant effectively receives such premiums on a tax-free basis.

In addition, under the CIC Plan, any outstanding equity-based long-term incentive awards granted, including but not limited to stock options, stock appreciation rights, restricted stock, RSUs and Performance Shares, will become immediately vested in full upon a qualifying termination.

If the sum of the amounts to be received by the participant under the CIC Plan, plus all other payments or benefits that the participant has received or has the right to receive from the Company, would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, that combined amount will be decreased by the smallest amount that will eliminate any such parachute payment. However, for Tier One Executives and Tier Two Executives only, if the decrease referred to in the preceding sentence is 10% or more of the combined amount, the combined amount will not be decreased, but rather will be increased by an amount sufficient to provide the participant, after taking into account all applicable federal, state and local taxes, a net amount equal to the excise tax imposed on the combined amount (as increased by any applicable tax gross-up) by Section 4999 of the Internal Revenue Code.

Deferred Compensation Plan.    Under the Boyd Gaming Corporation Deferred Compensation Plan effective as of January 1, 2005 (“Deferred Compensation Plan”), in which our Named Executive Officers are eligible to participate, Named Executive Officers may defer up to 25% of their base salary and up to 75% of their incentive compensation. We may make discretionary matching contributions or discretionary additions to a participant’s account; however, during 2016, we did not exercise such discretion. Upon a change in control (as defined in the Deferred Compensation Plan), the benefits under the Deferred Compensation Plan are immediately payable in a lump sum, subject to certain conditions and limitations set forth in Internal Revenue Code Section 409A and its related Treasury regulations. In addition, upon termination of employment prior to the age of 55 or upon the participant’s death, benefits under the Deferred Compensation Plan are payable in a lump sum. Otherwise, upon termination of employment (including upon retirement), the participant may elect to have benefits paid in a lump sum or in periodic payments over a period of 5, 10 or 15 years; however, with respect to “specified employees” as defined in Internal Revenue Code Section 409A, any payment that is triggered by termination of employment must be delayed for at least six months following the date of termination. Prior to the Deferred Compensation Plan, we maintained a separate, prior deferred compensation plan, but that plan has been closed to new contributions from participants since the effective date of the current plan.

Equity Incentive Plans.    During 2016, the only equity incentive plan in which our Named Executive Officers participated was our Stock Incentive Plan. Generally, except as our Compensation Committee may otherwise determine or in connection with a “long service” employee as discussed below, equity awards granted under each of our equity incentive plans provide that, in the event of termination, the grantee may exercise the portion of the option award that was vested at the date of termination for a period of three months following termination, provided that if the termination is due to disability or death, the exercise period is twelve months.

Pursuant to the terms of our Stock Incentive Plan, our Compensation Committee has the authority, in connection with an actual or anticipated change in control or corporate transaction, to provide for the full or partial accelerated vesting and exercisability of outstanding unvested awards.

Under our Stock Incentive Plan, a “change in control” means a change in ownership or control of the Company effected through:

•

the direct or indirect acquisition of more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the majority of the board of directors do not recommend; or

•

a change in the composition of the board of directors over a period of up to 36 months such that a majority of the board members cease, by reason of one or more contested elections, to be comprised of continuing directors.

Pursuant to the terms of our Stock Incentive Plan, a “corporate transaction” means any of the following transactions:

•	a merger or consolidation in which the Company is not the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	the complete liquidation or dissolution of the Company;

•

any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

•

an acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, but excluding an acquisition by the Company, by a Company-sponsored employee benefit plan or by members of the Boyd family or any transaction that the Compensation Committee deems is not a corporate transaction.

Pursuant to the form of our restricted stock unit agreement (“RSU Agreement”) for the Stock Incentive Plan, vesting ceases upon termination of continuous service (defined as employment) for any reason, including death or disability, except as described below. Any unvested RSUs held by the grantee following such termination will be deemed reconveyed to us. Also under our RSU Agreement, in the event of a change in control or corporate transaction (each as defined in the RSU Agreement), any outstanding award will automatically become fully vested. Notwithstanding the foregoing, in the event of a grantee’s Retirement (defined below), the grantee may be entitled to additional vesting with respect to RSUs. With respect to “specified employees” as defined in Internal Revenue Code Section 409A, any payout of an RSU that is considered deferred compensation and that is triggered by termination of employment generally must be delayed for at least six months following the date of termination. “Retirement” means separation from service (including as a result of death or disability), other than for Cause (as defined in the RSU Agreement), after reaching age 55 and having at least 10 years of service to the Company. In the event of a Retirement, the grantee will be entitled to accelerated vesting as follows:

Age of Employee and Length of Service at time of Retirement	Acceleration of Vesting for Unvested RSUs
55 years of age and 10-14 years of service	RSUs otherwise scheduled to vest within the 12 months following the date of Retirement shall fully accelerate

55 years of age and 15-19 years of service	RSUs otherwise scheduled to vest within the 24 months following the date of Retirement shall fully accelerate

55 years of age and 20 or more years of service	RSUs otherwise scheduled to vest within the 36 months following the date of Retirement shall fully accelerate

Pursuant to the form of our performance share unit agreement (“Performance Share Agreement”) for the Stock Incentive Plan, vesting ceases upon termination of continuous service (defined as employment) for any reason, except as described below. Any unvested units held by the grantee following such termination will be deemed reconveyed to us. Also under our Performance Share Agreement, in the event of a change in control or corporate transaction (as defined in the Performance Share Agreement), any outstanding award will automatically become fully vested assuming achievement of the applicable performance metrics at target, provided that such change in control or corporate transaction effective date occurs prior to the applicable award determination date. Notwithstanding the foregoing, in the event of a grantee’s Retirement, a portion or all of the shares may be issuable following the performance period (as shortened for a change in control or corporate transaction), based on deemed length of service during the performance period. In the event of a Retirement, the grantee shall be deemed to have provided service for the number of days within the performance period for which the grantee actually provided service, plus a credited number of days equal to 365 (after 10 years of service), 730 (after 15 years of service), and 1095 (after 20 years of service). The resulting number of days will be divided by the number of days in the performance period (with the resulting ratio never exceeding one), and the ratio will be multiplied by the number of shares that would be issued based on actual performance, or in the event of a change in control or corporate transaction, target performance.

In 2006, the Compensation Committee initially adopted provisions that provided certain “long service” employees with automatic vesting acceleration and an extended exercise period with respect to stock options upon termination (other than for cause). In February 2013, the Compensation Committee approved an update to our “long service” employee vesting acceleration and extended exercise period schedule for stock option grants upon termination (other than for cause), the effect of which will be to update the length of service thresholds for accelerated vesting of stock options to match the schedule currently utilized with our RSU grants (as discussed above). As a result, options granted after February 2013, including the 2016 grant of stock options to our Named Executive Officers, are subject to the “long service” employee vesting acceleration and extended exercise period schedule set forth in the table below. Of our Named Executive Officers, William S. Boyd, Keith E. Smith, Brian A. Larson, and Stephen S. Thompson currently qualify as “long service” employees.

Age of Employee and Length of Service at time of Termination	Acceleration of Vesting for Unvested Stock Options	Extended Exercise Period
55 years of age and 10-14 years of service	Options otherwise scheduled to vest within the 12 months following the date of termination shall fully accelerate	Up to 12 months following termination

55 years of age and 15-19 years of service	Options otherwise scheduled to vest within the 24 months following the date of termination shall fully accelerate	Up to 24 months following termination

55 years of age and 20 or more years of service	Options otherwise scheduled to vest within the 36 months following the date of termination shall fully accelerate	Up to 36 months following termination

Other Benefits.    From time to time, in recognition of the contribution of services provided to us, we may in our discretion offer additional compensation and benefits to our executive officers in connection with their retirement from the Company. During 2016, no such discretion was exercised with respect to our executive officers.

Succession Planning

Pursuant to the Company’s Corporate Governance Guidelines, all of the independent members of our board of directors are involved in the succession planning of the Company. Our independent directors participate annually in a review of the Company’s current succession plan. Historically, the Company has engaged, and we may engage in the future, independent consulting firms to assist and advise during this annual review, as well as on other matters related to succession planning.

Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer or any of the other three most highly compensated executive officers other than the chief financial officer. An exception to this deduction limitation applies to compensation that qualifies as “performance-based” compensation under Section 162(m). We consider Section 162(m), and the “performance-based” compensation exception under Section 162(m), when we structure our executive officers’ compensation. We can provide no assurances that compensation intended to meet the “performance-based compensation” exception will ultimately satisfy such requirements if they were examined by the Internal Revenue Service, and we may choose to pay compensation that is not intended to qualify as “performance-based” compensation under Section 162(m), as we believe that in certain circumstances factors other than tax deductibility should take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and our stockholders. Given our changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with our overall executive compensation program, even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible and reserves the right to do so in the future, when appropriate.

Summary Compensation Table (2016)

The following table sets forth the compensation earned for services performed for us, or our subsidiaries, during the fiscal years ended December 31, 2014, 2015, and 2016 by each of our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(2)	All Other Compensation ($)(5)	Total ($)
William S. Boyd	2016	1,065,000	250,000	(8)	894,822	183,504	1,011,750	120,254	3,525,330
Executive Chairman of	2015	1,040,000	250,000	(8)	1,121,727	243,965	1,358,500	165,389	4,179,581
the Board of Directors	2014	1,020,000	250,000	(8)	924,570	181,936	823,650	137,654	3,337,809

Keith E. Smith	2016	1,325,000	—		3,321,951	779,878	1,987,500	30,539	7,444,868
President and	2015	1,275,000	—		3,578,046	853,877	2,629,688	47,060	8,383,671
Chief Executive Officer	2014	1,250,000	—		2,488,674	545,802	1,593,750	48,364	5,926,590

Josh Hirsberg	2016	585,000	—		1,063,129	183,504	438,750	18,673	2,289,056
Executive Vice President, Treasurer	2015	535,000	—		849,231	195,174	551,719	18,433	2,149,557
and Chief Financial Officer(6)	2014	495,000	—		614,939	127,355	315,563	16,900	1,569,757

Brian A. Larson	2016	535,000	—		967,394	155,976	401,250	21,649	2,081,269
Executive Vice President, Secretary	2015	500,000	—		749,326	170,774	515,625	21,217	1,956,942
and General Counsel	2014	475,000	—		573,206	118,256	302,813	23,548	1,492,823

Stephen S. Thompson	2016	525,000	—		417,909	91,752	315,000	4,417	1,354,078
Executive Vice President, Operations(7)

(1)	Includes amounts deferred, to the extent of such individual’s participation, pursuant to our 401(k) Profit Sharing Plan and Trust and our Deferred Compensation Plan.
(2)	For the year ended December 31, 2016, the Compensation Committee approved the payment of a short-term bonus under the 2000 MIP. For a discussion regarding the 2016 bonus payments, see “—Compensation Discussion and Analysis—Primary Components of our Compensation Program—Short-Term Bonus.”
(3)	Reflects the grant date fair value as determined in accordance with Accounting Standards Codification 718 (“ASC 718”) for the fiscal years ended December 31, 2014, 2015, and 2016 respectively, of awards to each of the Named Executive Officers granted in such years pursuant to our Stock Incentive Plan. The grant date fair value for awards is measured based on the fair market value of our common stock on the date of grant, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements under the caption “Stockholders’ Equity and Stock Incentive Plans,” for the fiscal years ended December 31, 2014, 2015, and 2016 included in our Annual Reports on Form 10-K filed with the SEC on, February 27, 2015, February 25, 2016, and February 23, 2017 respectively. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	Includes RSUs (including Career RSUs) and Performance Shares. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. With respect to the Performances Shares, the amounts reported in the table assume that the performance metrics were all achieved at the target performance levels. If the performance metrics were all achieved at maximum performance, the Grant Date Fair Value of the Performance Shares awarded to each of our Named Executive Officers in 2016 would be: to Mr. Boyd $738,826; to Mr. Smith, $3,130,710; to Mr. Hirsberg, $716,638; to Mr. Larson, $626,150; and to Mr. Thompson $369,414. Notwithstanding the foregoing, the RSUs and the Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

(5)	The amounts shown as “All Other Compensation” include the following perquisites and personal benefits:

Name	401(k) Contributions(A)	Life Insurance Premiums	Medical Reimbursements(B)	Use of Corporate Aircraft and Corporate Car(C)	Other Benefits(D)
William S. Boyd	$3,975	$442	$27,863	$76,754	$11,220
Keith E. Smith	3,975	442	14,551	11,571	—
Josh Hirsberg	3,975	442	14,256	—	—
Brian A. Larson	3,975	442	17,232	—	—
Stephen S. Thompson	3,975	442	—	—	—

(A)	Represents amounts we contributed pursuant to the 401(k) Profit Sharing Plan and Trust.
(B)	Represents our Medical Expense Reimbursement Plan, which includes plan premiums, company sponsored health care plan premiums and amounts received as reimbursements under this plan.
(C)	Represents the aggregate incremental cost to the Company for use of our corporate aircraft and, solely as it relates to Mr. Boyd, use of a corporate car. Of the total amounts reported for Mr. Boyd for 2016, $3,363 is attributable to the use of a corporate car.
(D)	Represents country club membership fees for Mr. Boyd.
(6)	On January 13, 2016, Mr. Hirsberg was promoted to the position of Executive Vice President, Treasurer and Chief Financial Officer. Prior to his promotion, Mr. Hirsberg served as our Senior Vice President, Treasurer and Chief Financial Officer.
(7)	On January 13, 2016, Mr. Thompson was promoted to the position of Executive Vice President, Operations. Prior to his promotion, Mr. Thompson served as our Senior Vice President, Operations Nevada Region.
(8)	Amounts in this column represent a special bonus in the amount of $250,000 that was approved by our Compensation Committee and paid to Mr. Boyd in recognition of the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements that we terminated in December 2003.

Grants of Plan-Based Awards Table (2016)

The following table sets forth information regarding each grant of an award made under our incentive plans to our Named Executive Officers during the fiscal year ended December 31, 2016.

Name	Award Type	Grant Date	Date of Compensation Committee Action(6)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards—Number of Shares or Units			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Equity Awards ($)(8)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William S. Boyd	Short-term bonus(1)	—	—	505,875	1,011,750	2,023,500	—	—	—	—	—	—	—
	Career RSUs(2)	01/04/16	12/07/06	—	—	—	—	—	—	8,206	—	—	155,996
	Stock Options(3)	11/08/16	—	—	—	—	—	—	—	—	23,924	17.75	183,504
	RSU(4)	11/08/16	—	—	—	—	—	—	—	20,812	—	—	369,413
	Performance Shares(5)	11/08/16	—	—	—	—	10,406	20,812	41,624	—	—	—	369,413

Keith E. Smith	Short-term bonus(1)	—	—	993,750	1,987,500	3,975,000	—	—	—	—	—	—	—
	Career RSUs(2)	01/04/16	12/07/06	—	—	—	—	—	—	10,060	—	—	191,241
	Stock Options(3)	11/08/16	—	—	—	—	—	—	—	—	101,675	17.75	779,878
	RSU(4)	11/08/16	—	—	—	—	—	—	—	88,189	—	—	1,565,355
	Performance Shares(5)	11/08/16	—	—	—	—	44,095	88,189	176,378	—	—	—	1,565,355

Josh Hirsberg	Short-term bonus(1)	—	—	219,375	438,750	877,500	—	—	—	—	—	—	—
	Career RSUs(2)	01/04/16	12/07/06	—	—	—	—	—	—	4,221	—	—	80,241
	Stock Options(3)	11/08/16	—	—	—	—	—	—	—	—	23,924	17.75	183,504
	RSU(4)	11/08/16	—	—	—	—	—	—	—	35,187	—	—	624,569
	Performance Shares(5)	11/08/16	—	—	—	—	10,094	20,187	40,374	—	—	—	358,319

Brian A. Larson	Short-term bonus(1)	—	—	200,625	401,250	802,500	—	—	—	—	—	—	—
	Career RSUs(2)	01/04/16	12/07/06	—	—	—	—	—	—	3,945	—	—	74,994
	Stock Options(3)	11/08/16	—	—	—	—	—	—	—	—	20,335	17.75	155,976
	RSU(4)	11/08/16	—	—	—	—	—	—	—	32,638	—	—	579,325
	Performance Shares(5)	11/08/16	—	—	—	—	8,819	17,638	35,276	—	—	—	313,075

Stephen S. Thompson	Short-term bonus(1)	—	—	157,500	315,000	630,000	—	—	—	—	—	—	—
	Career RSUs(2)	01/04/16	12/07/06	—	—	—	—	—	—	2,551	—	—	48,495
	Stock Options(3)	11/08/16	—	—	—	—	—	—	—	—	11,962	17.75	91,752
	RSU(4)	11/08/16	—	—	—	—	—	—	—	10,406	—	—	184,707
	Performance Shares(5)	11/08/16	—	—	—	—	5,203	10,406	20,812	—	—	—	184,707

(1)	Represents short-term (or annual) bonus for fiscal year 2016 under the 2000 MIP. The award amount is based upon our performance relative to the operating budget measured by our EBITDA, as approved by the board of directors. “Threshold” represents achieving a performance level that is 80% of the target operating budget amount; “Target” represents achieving between 95% and 105% of the target operating budget amount; and “Maximum” represents achieving 130% or more of the of the target operating budget amount. See “—Compensation Discussion and Analysis—Primary Components of our Compensation Program—Short-Term Bonus.”
(2)	Represents Career RSUs granted to the Named Executive Officers for no consideration pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid out in shares of our common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. To receive any payout under the Career Shares Program, grantees must be at least 55 years old and must have been continually employed by us for a minimum of 10 years. Retirement after 10 years of service will entitle a grantee to fifty percent (50%) of his or her Career RSUs. This increases to seventy-five percent (75%) after 15 years and one hundred percent (100%) following 20 years of employment. In the event of a grantee’s death or permanent disability, or following a change in control of the Company, the grantee will be deemed to have attained age 55 and the Career RSUs will immediately vest and convert into shares of our common stock based on the grantee’s years of continuous service through the date of death, termination resulting from permanent disability or the change in control, as applicable. See “—Compensation Discussion and Analysis—Career Shares Program.”
(3)

Represents stock options granted under our Stock Incentive Plan. The stock options granted to the Named Executive Officers in 2016 have a 10-year term and vest as to 33 1/3% of the shares of our common stock underlying the option grant per year on the first day of each successive 12-month period, commencing one year from the date of grant. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed in “—Compensation Discussion and Analysis—Post-Termination Compensation—Equity Incentive Plans.”

(4)	Represents RSUs granted under our Stock Incentive Plan. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers in 2016 vest in full upon the third anniversary of the grant date. The RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”
(5)	Represents Performance Shares granted under our Stock Incentive Plan. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”
(6)	Our Compensation Committee has adopted a policy of providing for the automatic grant of Career RSUs on January 2 of each calendar year (or, if January 2 is not a business day, then the next business day) based on the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day. For more information, see “—Compensation Discussion and Analysis—Career Shares Program.”
(7)	The exercise price of option awards is based on the fair market value of our common stock on the date of grant, calculated as the closing sales price for our common stock on the date of determination.
(8)	Represents the aggregate ASC 718 value of awards made in 2016. With respect to the Performances Shares, the amounts reported in the table assume that the performance metrics were all achieved at the target performance level.

Outstanding Equity Awards at Fiscal Year-End Table (2016)

The following table sets forth information regarding unexercised stock options and unvested stock awards for each of our Named Executive Officers outstanding as of December 31, 2016.

	Option Awards					Stock Awards†
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(4)
William S. Boyd	195,000	—		38.11	12/06/2017	33,473	(6)	675,150
	76,531	—		9.86	11/07/2023	16,737	(7)	337,575
	22,316	11,157	(1)	11.57	12/10/2024	24,242	(8)	488,961
	8,979	17,957	(2)	19.98	10/29/2025	12,122	(9)	244,491
	—	23,924	(3)	17.75	11/08/2026	20,812	(10)	419,778
						10,406	(11)	209,889

Keith E. Smith	185,000	—		38.11	12/06/2017	100,418	(6)	2,025,431
	31,265	—		7.55	11/03/2019	50,209	(7)	1,012,716
	231,265	—		8.34	11/01/2020	84,849	(8)	1,711,404
	170,068	—		6.70	12/07/2021	42,424	(9)	855,692
	24,800	—		5.22	11/08/2022	88,189	(10)	1,778,772
	170,068	—		9.86	11/07/2023	44,095	(11)	889,386
	66,946	33,472	(1)	11.57	12/10/2024
	31,426	62,850	(2)	19.98	10/29/2025
	—	101,675	(3)	17.75	11/08/2026

Josh Hirsberg	25,000	—		33.31	01/02/2018	50,757	(5)	1,023,769
	20,000	—		6.60	11/04/2018	23,431	(6)	472,603
	20,000	—		7.55	11/03/2019	11,716	(7)	236,302
	10,000	—		8.34	11/01/2020	19,394	(8)	391,177
	25,510	—		6.70	12/07/2021	9,697	(9)	195,588
	25,510	—		5.22	11/08/2022	35,187	(10)	709,722
	32,000	—		9.86	11/07/2023	10,094	(11)	203,586
	15,621	7,810	(1)	11.57	12/10/2024
	7,183	14,366	(2)	19.98	10/29/2025
	—	23,924	(3)	17.75	11/08/2026

Brian A. Larson	55,000	—		39.78	11/07/2017	21,757	(6)	438,839
	12,755	—		9.86	11/07/2023	10,879	(7)	219,419
	14,505	7,252	(1)	11.57	12/10/2024	16,969	(8)	342,265
	6,285	12,570	(2)	19.98	10/29/2025	8,485	(9)	171,132
	—	20,335	(3)	17.75	11/08/2026	32,638	(10)	658,308
						8,819	(11)	177,879

Stephen S. Thompson	40,000	—		39.78	11/07/2017	12,600	(6)	254,142
	10,000	—		8.34	11/01/2020	2,100	(7)	42,357
	—	11,962	(3)	17.75	11/08/2026	13,650	(8)	275,321
						2,275	(9)	45,887
						10,406	(10)	209,889
						5,203	(11)	104,945

(†)	See also “Option Exercises and Stock Vested Table (2016)” for a discussion of certain Performance Shares that vested based on performance for the three-year period ended December 31, 2016.
(1)	These stock options were granted on December 10, 2014, and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on December 10, 2015. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post-Termination Compensation—Equity Incentive Plans.”
(2)	These stock options were granted on October 29, 2015, and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on October 29, 2016. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post-Termination Compensation—Equity Incentive Plans.”
(3)	These stock options were granted on November 8, 2016, and will vest and become exercisable as to 33 1/3% of the shares of our common stock underlying the option grant on the first day of each successive 12-month period, with the first installment vesting on November 8, 2017. Notwithstanding the foregoing, these stock options are subject to enhanced vesting and exercise period provisions for certain “long service” employees as discussed above in “—Compensation Discussion and Analysis—Post-Termination Compensation—Equity Incentive Plans.”

(4)	Pursuant to applicable SEC rules, represents the closing market price of our common stock on December 30, 2016, $20.17, multiplied by the aggregate number of Career RSUs, RSUs or Performance Shares, as applicable, held by the Named Executive Officer on such date.
(5)	Represents unvested Career RSUs granted to the Named Executive Officers for no consideration pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid in shares of our common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. The Named Executive Officers whose Career RSUs were fully vested as of December 31, 2016 were Mr. Boyd, Mr. Smith, Mr. Larson, and Mr. Thompson. The actual market value of our common stock, if any, ultimately received upon the grantee’s termination of service in connection with such Career RSUs can only be determined upon the occurrence of such termination. See “—Compensation Discussion and Analysis—Career Shares Program.”
(6)	Represents RSUs granted under our Stock Incentive Plan on December 10, 2014. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”
(7)	Represents Performance Shares granted under our Stock Incentive Plan on December 10, 2014. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. The amount reported is the threshold number of shares that may be issued pursuant to the award. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”
(8)	Represents RSUs granted under our Stock Incentive Plan on October 29, 2015. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”
(9)	Represents Performance Shares granted under our Stock Incentive Plan on October 29, 2015. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. The amount reported is the threshold number of shares that may be issued pursuant to the award. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”
(10)	Represents RSUs granted under our Stock Incentive Plan on November 8, 2016. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”
(11)	Represents Performance Shares granted under our Stock Incentive Plan on November 8, 2016. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. The amount reported is the threshold number of shares that may be issued pursuant to the award. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

Option Exercises and Stock Vested Table (2016)

The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each of our Named Executive Officers during the fiscal year ended December 31, 2016.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)(3)
William S. Boyd	76,531	1,111,858	132,571	2,345,721(4)(5)
Keith E. Smith	145,268	2,064,590	248,710	4,454,580(4)(5)
Josh Hirsberg	—	—	48,650	862,423(5)
Brian A. Larson	38,265	428,743	57,932	1,038,888(4)(5)
Stephen S. Thompson	—	—	21,551	391,825(4)

(1)	Amounts in this column represent the number of Career RSUs and/or RSUs that vested during 2016 for the applicable Named Executive Officer, multiplied by the market price of the underlying shares of our common stock on the vesting date.
(2)	On November 7, 2013, our Named Executive Officers were granted Performance Shares under our Stock Incentive Plan, with vesting based on the Compensation Committee’s determination of the Company’s achievement of specific performance metrics for the three-year period ended December 31, 2016. On February 23, 2017, the Compensation Committee determined that performance metrics for this period had been achieved at a level resulting in payout of approximately 80% of the target award. The value realized is calculated by multiplying $19.87, the closing market price on February 23, 2017, the determination date, by the total number of shares that vested for each Named Executive Officer. See “—Compensation Discussion and Analysis—Equity Compensation, Performance Shares Vesting.”
(3)	On November 7, 2016, RSUs granted to the Named Executive Officers under our Stock Incentive Plan on November 7, 2013 vested in full in accordance with the terms of their award agreements. Each RSU represents a contingent right to receive one share of our common stock. The value realized is calculated by multiplying the closing market price of our common stock on November 7, 2016, $17.59, the vesting date, by the total number of shares that vested.
(4)	Includes Career RSUs that were granted to the Named Executive Officers on January 4, 2016 for no consideration pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid out in shares of our common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time. Because Mr. Boyd, Mr. Smith, Mr. Larson, and Mr. Thompson were at least 55 years old and had been employed by us for at least 20 years as of the January 4, 2016 grant date, they were each immediately 100% vested in the Career RSUs granted. As a result, the value realized is the closing market price on January 4, 2016, $19.01, the grant (and vesting) date, multiplied by the number of units. However, consistent with the terms of the Career Shares Program as described above, the Career RSUs of Mr. Boyd, Mr. Smith, Mr. Larson, and Mr. Thompson will not convert into our common stock until the termination of each of their respective services with us. The value Mr. Boyd, Mr. Smith, Mr. Larson, and Mr. Thompson receive, if any, upon such conversion can only be determined at the time that each of their respective service with us terminates.
(5)	On February 13, 2016, RSUs granted to our then existing members of our Management Committee, including Mr. Boyd, Mr. Smith, Mr. Hirsberg, and Mr. Larson under our Stock Incentive Plan on February 13, 2013 vested in full in accordance with the terms of their award agreements. Each RSU represents a contingent right to receive one share of our common stock. The value realized is calculated by multiplying the closing market price of our common stock on February 12, 2016, $15.98, the vesting date, by the total number of shares that vested.

Non-Qualified Deferred Compensation Table (2016)

Our Deferred Compensation Plan provides for the deferral of compensation on a basis that is not tax-qualified. Under our Deferred Compensation Plan, our Named Executive Officers may defer up to 25% of their base salary and up to 75% of their incentive compensation. We may make discretionary matching contributions or discretionary additions to a participant’s account; however, during 2016, we did not exercise such discretion. For an explanation on a participant’s potential distributions, see “—Compensation Discussion and Analysis—Deferred Compensation Plan.” Our Deferred Compensation Plan is a self-directed investment program containing investment features and funds that are substantially similar to the Company’s 401(k) program. The following table sets forth amounts deferred under our Deferred Compensation Plan, including our predecessor plan, for the year ended December 31, 2016:

Name	Executive Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Balance at Last FYE ($)
William S. Boyd	—	—	—
Keith E. Smith	—	30,341	491,998
Josh Hirsberg	—	—	—
Brian A. Larson	—	140	406,390
Stephen S. Thompson	—	66,747	1,212,003

Potential Payments upon Termination or Change in Control (2016)

Under the terms of our 2000 MIP, CIC Plan and our equity incentive plans, including the individual award agreements under our equity incentive plans, payments may be made to our Named Executive Officers upon their termination of employment or a change in control of the Company. See “—Compensation Discussion and Analysis—Post-Termination Compensation” for an explanation of the specific circumstances that would trigger payments under each plan. The description of the plans is qualified by reference to the complete text of the plans, which have been filed with the SEC. We have not entered into any severance agreements with our currently serving Named Executive Officers.

The following table sets forth the estimated payments that would be made to each of our Named Executive Officers upon voluntary termination, involuntary termination—not for cause,—for cause, and—as a qualifying termination in connection with a change in control, and death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table assumes:

•	The termination event occurred on December 30, 2016 (the last business day of our last completed fiscal year);

•	The price per share of our common stock on the date of termination is $20.17 per share (the closing market price of our common stock on December 30, 2016, the last trading day in 2016);

•

For purposes of the short-term/annual awards under the 2000 MIP, (i) the Named Executive Officers have earned their target awards and the plan administrator does not elect to eliminate or reduce the awards pursuant to authority to do so granted under the plan, and (ii) except as otherwise stated herein each Named Executive Officer has earned and is paid their target bonus, as applicable, under the 2000 MIP;

•	All payments are made in a lump sum on the date of termination;

•

The vesting of all unvested stock options, RSUs, Performance Shares and Career RSUs held by the executives (treating as unvested those Performance Shares that vested and settled based on the Compensation Committee’s subsequent determination of 2016 performance) is immediately accelerated in full upon a change of control pursuant to discretionary authority of the plan administrator granted pursuant to the particular plan (if not otherwise accelerated pursuant to the terms of the applicable award agreements, terms of the CIC Plan or pursuant to “long service” benefits);

•

The portion of in-the-money stock options and other equity awards that are subject to accelerated vesting in connection with the termination are immediately exercised and the shares received upon exercise (or upon settlement in the case of RSUs, Performance Shares and Career RSUs) are immediately resold at the assumed price per share of our common stock on the date of termination; and

•	Any vested Career RSUs held by the executives are immediately resold at the assumed price per share of our common stock on the date of termination.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination ($)	Involuntary Termination				Death or Permanent Disability ($)
		Not For Cause ($)	For Cause ($)	Change in Control ($)
William S. Boyd
CIC Plan	—	—	—	6,406,433		—
Short-term/Annual Bonus (2000 MIP)	1,011,750	1,011,750	1,011,750	1,011,750	(1)	1,011,750
Unvested and Accelerated Awards Under Equity Incentive Plans	7,180,674	7,180,674	2,991,191	7,180,674		7,180,674
Total	8,192,424	8,192,424	4,002,941	14,598,857		8,192,424

Keith E. Smith
CIC Plan	—	—	—	17,163,108		—
Short-term/Annual Bonus (2000 MIP)	1,987,500	1,987,500	1,987,500	1,987,500	(1)	1,987,500
Unvested and Accelerated Awards Under Equity Incentive Plans	16,703,618	16,703,618	3,205,618	16,703,618		16,703,618
Total	18,691,118	18,691,118	5,193,118	35,854,226		18,691,118

Josh Hirsberg
CIC Plan	—	—	—	4,424,927		—
Short-term/Annual Bonus (2000 MIP)	—	—	—	438,750	(2)	438,750
Unvested and Accelerated Awards Under Equity Incentive Plans	—	—	—	4,359,074		—
Total	—	—	—	9,222,751		438,750

Brian A. Larson
CIC Plan	—	—	—	1,960,280		—
Short-term/Annual Bonus (2000 MIP)	401,250	401,250	401,250	401,250	(1)	401,250
Unvested and Accelerated Awards Under Equity Incentive Plans	4,396,380	4,396,380	1,273,937	4,396,380		4,396,380
Total	4,797,630	4,797,630	1,675,187	6,757,910		4,797,630

Stephen S. Thompson
CIC Plan	—	—	—	1,731,124		—
Short-term/Annual Bonus (2000 MIP)	315,000	315,000	315,000	315,000	(1)	315,000
Unvested and Accelerated Awards Under Equity Incentive Plans	2,141,917	2,141,917	886,391	2,141,917		2,141,917
Total	2,456,917	2,456,917	1,201,391	4,188,041		2,456,917

(1)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination with or without cause.
(2)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination without cause. In the event of the executive’s termination with cause following a change of control, the amount payable would be $0.

Director Compensation Table (2016)

The following table sets forth the compensation earned for services performed for us as a director by each member of our board of directors, other than any directors who are also our employees, during the fiscal year ended December 31, 2016.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Peter M. Thomas	124,000	144,992	11,016	280,008
Richard E. Flaherty	114,027	144,992	18,216	277,235
Christine J. Spadafor	101,433	144,992	5,508	251,933
Paul W. Whetsell	84,202	144,992	11,016	240,210
Veronica J. Wilson	95,000	144,992	—	239,992
John R. Bailey	77,500	144,992	11,016	233,508
Billy G. McCoy(6)	37,833	—	1,836	39,669
Robert L. Boughner(7)	24,333	—	6,372	30,705

(1)	Marianne Boyd Johnson and William R. Boyd each serves as a member of our board of directors and also both serve as our executive officers. Neither Ms. Johnson nor Mr. Boyd receives any compensation (including board or committee fees, stock options or otherwise) for serving as a member of our board of directors, but they are compensated for serving as an executive officer. For more information, see “Transactions with Related Persons.”
(2)	Represents the amount of cash compensation earned in 2016 for service on our board of directors and committees of our board of directors, as applicable. The independent members of our board of directors approved the conversion to a fixed monthly director fee retainer payment beginning in 2012 in lieu of director fee payments based on attendance at board or committee meetings, which had been our previous historical practice. The annual board and committee retainers utilized in 2016 were unchanged from their 2015 levels. This annual retainer component in 2016 was $73,000. Each non-employee director’s monthly retainer was then specifically established based on committee memberships, anticipated meeting frequency and committee chair or lead director positions held during the year. Fixed annual committee retainers were then established at $14,000 for the Audit Committee, $8,000 for the Compensation Committee and $4,500 for the Corporate Governance and Nominating Committee. The Chairman of the Audit Committee received an additional annual fee of $15,000 for his added responsibilities. The Chairman of each of the Compensation Committee received an additional annual fee of $12,000 and the Corporate Governance and Nominating Committee received an additional annual fee of $7,500, for their added responsibilities. In addition, our Presiding Director received an additional annual fee in the amount of $25,000 for serving in such position.
(3)	These amounts reflect the grant date fair value, as determined in accordance with ASC 718, of awards pursuant to our Stock Incentive Plan. The grant date fair value for awards is measured based on the fair market value of our common stock on the date of grant, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 10, “Stockholders’ Equity and Stock Incentive Plans,” to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2017. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	On April 14, 2016, we awarded each then serving non-employee director RSUs in the amount of 6,888 shares, each fully vested upon grant and to be paid in shares of our common stock upon cessation of service on the board of directors. The RSUs do not contain voting rights and are not entitled to dividends. As of December 31, 2016, our current non-employee directors had outstanding RSUs entitling them to the following number of shares of our common stock upon retirement from the board:

Name	Aggregate Number of Shares Underlying RSUs (#)
Peter M. Thomas	97,371
Veronica J. Wilson	97,371
Christine J. Spadafor	86,090
Richard E. Flaherty	53,544
John R. Bailey	17,661
Paul W. Whetsell	17,661
Robert L. Boughner	—

(5)	Each of our non-employee directors is eligible to participate in our Medical Expense Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. The amounts in this column represent amounts paid in the form of plan premiums and/or received as reimbursement under this plan for the fiscal year ended December 31, 2016. Ms. Wilson did not participate in the Medical Expense Reimbursement Plan in fiscal year 2016.
(6)	General Billy G. McCoy served as a director of the Company during a portion of our fiscal year 2016. General McCoy retired from the board of directors at the conclusion of his then-current term at the 2016 Annual Meeting of Stockholders.
(7)	Effective August 11, 2016, Robert L. Boughner retired from his position of Executive Vice President and Chief Business Development Officer of the Company; thereafter, Mr. Boughner continues to serve as a member of the Board as a non-employee director. Amounts for Mr. Boughner solely reflect compensation earned for service as a director following his retirement as an officer, as Mr. Boughner did not receive compensation as a director for service prior to his retirement.

BOARD COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation and Stock Option Committee Report and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings, except to the extent that the Company specifically incorporates such report by reference, and such incorporated report shall not otherwise be deemed filed.

Compensation and Stock Option Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Peter M. Thomas, Chairman
Veronica J. Wilson
Paul W. Whetsell
Members, Compensation and Stock Option Committee

Report of the Audit Committee

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2016.

We have discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and have discussed with Deloitte their independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

During the course of 2016, the Audit Committee continued to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparation for the evaluation in 2017. The Audit Committee was kept apprised of the progress of the 2016 evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee reviewed periodic updates provided by management, members of the Company’s internal audit group, and Deloitte. At the conclusion of the process, management, as well as members of the Company’s internal audit group, provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

Richard E. Flaherty, Chairman
Christine J. Spadafor
Peter M. Thomas
Veronica J. Wilson
Members, Audit Committee

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1—Election of Directors

General

The authorized number of directors is currently fixed at eleven, as set by the board of directors pursuant to our Amended and Restated Bylaws. Each of our directors is being nominated for re-election, to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Following the recommendation of our Corporate Governance and Nominating Committee, the board of directors has nominated the eleven persons listed below to serve as directors for a one-year term beginning at the Annual Meeting.

Vacancies on our board of directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual election of directors. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the board of directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the board of directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as our board of directors may determine.

In voting for a director, each stockholder is entitled to cast one vote for each outstanding share of our common stock that they hold. Stockholders are not entitled to cumulate their votes for members of the board of directors. The eleven nominees who receive the greatest number of “FOR” votes will be elected to the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”

THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Director Nominees

The names of the director nominees, their ages as of the record date and certain other information about them are set forth below:

				Board Committee Membership
Name	Age	Position	Director Since	Audit Committee	Corporate Governance and Nominating Committee	Compensation and Stock Option Committee
John R. Bailey	56	Director	2015		✓
Robert L. Boughner	64	Director and Retired Executive Vice President and Chief Business Development Officer	1996
William R. Boyd	57	Vice President and Director	1992
William S. Boyd	85	Executive Chairman of the Board of Directors	1988
Richard E. Flaherty	72	Director	2011	Chair	✓
Marianne Boyd Johnson	58	Vice Chairman of the Board of Directors and Executive Vice President	1990
Keith E. Smith	56	President, Chief Executive Officer and Director	2005
Christine J. Spadafor	61	Director	2009	✓	Chair
Peter M. Thomas	67	Director	2004	✓	✓	Chair
Paul W. Whetsell	66	Director	2015			✓
Veronica J. Wilson	65	Director	2003	✓		✓

John R. Bailey has served as a director of the Company since January 2015. Mr. Bailey is managing partner of Bailey Kennedy, a Las Vegas law firm. Mr. Bailey has more than 30 years of legal experience, with a particular focus on business practices, commercial corporate litigation, healthcare law and gaming law. Prior to founding his law firm in 2001, Mr. Bailey was an associate and shareholder with Lionel Sawyer & Collins, Nevada’s largest law firm at that time. Mr. Bailey has served in board positions with a wide range of regulatory and community organizations over the last 15 years, including as Chairman of the Nevada State Athletic Commission, Chairman of the Nevada State Bar Moral Character and Fitness Committee, Chairman of the Governing Board of the Andre Agassi College Preparatory Academy, and a Director of the Council for a Better Nevada and the Las Vegas Global Economic Alliance. He also previously served on the Board of Directors of SHFL Entertainment, Inc., a publicly traded company.

Robert L. Boughner has served as a director of the Company since April 1996. Mr. Boughner has served as a Senior Partner with Global Market Advisors, a leading international consulting firm serving the hospitality and gaming industries, since September 2016. Prior to his current role, and having more than 25 years of senior management experience with the Company, Mr. Boughner had most recently served until his retirement in August 2016 as the Company’s Executive Vice President and Chief Business Development Officer, a position he had held since December 2009. Additionally, Mr. Boughner’s experience with the Company includes his service from January 2009 through November 2012 as the President and Chief Operating Officer of Marina District Development Company, LLC (“MDDC”), then the limited liability company formed as part of a 50-50 joint venture with MGM Resorts International, which owned and operated the Borgata Hotel Casino and Spa and the Water Club in Atlantic City, New Jersey. He also served as President and Chief Executive Officer of our Echelon Place project from July 2005 through the sale of the project in March 2013. Mr. Boughner had held the position of Chief Executive Officer of MDDC from January 1999 through June 2006. Prior to his initial service with MDDC, Mr. Boughner had served as Chief Operating Officer and Senior Executive Vice President of the Company, from April 1990 and May 1998, respectively, through October 2001. He is active in civic and industry affairs. Mr. Boughner currently serves on the board of directors of Southwest Gas Corporation and has previously served for 20 years on the board of directors of the Bank of Nevada.

William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was Director of Operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various administrative and operations positions at the California Hotel and Casino and Sam’s Town Hotel and Gambling Hall. Mr. Boyd serves on the board of directors of the Better Business Bureau of Southern Nevada. He also serves as chairman of the Company’s corporate compliance committee and is a member of the Company’s diversity council. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, both of whom are directors and officers of the Company.

William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors since August 1988. Mr. Boyd has served as the Executive Chairman of the Board of Directors of the Company since January 2008, and he previously held the position of Chief Executive Officer of the Company from August 1988 through December 2007. A co-founder of California Hotel and Casino, Mr. Boyd has been a director of that company since its inception in 1973, and he has held several offices with that company, including having served as its President. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974, he also was Secretary, Treasurer and a member of the board of directors of the Union Plaza Hotel and Casino. Mr. Boyd has served as Vice Chairman of the board of directors of the American Gaming Association and the President Emeritus of the National Center for Responsible Gaming. Mr. Boyd is also a member of the board of directors of Western Alliance Bancorporation. Mr. Boyd is the father of Marianne Boyd Johnson and William R. Boyd, both of whom are directors and officers of the Company.

Richard E. Flaherty has served as a director of the Company since October 2011. From September 2008 until retiring in July 2010, Dr. Flaherty served as the Dean of the Eberhardt School of Business at the University of the Pacific, in Stockton, California. Prior to that, he had served as Dean of the College of Business and Professor of Accounting at the University of Nevada, Las Vegas (“UNLV”) for eight years, and before joining UNLV, Dr. Flaherty was on the faculty at Arizona State University for approximately twenty-one years. He was also previously on the faculties of the University of Illinois and Oklahoma State University, and served for almost two years as a research associate at the Financial Accounting Standards Board. He has published articles on financial accounting theory and practice in several journals and co-authored an intermediate accounting textbook through six editions.

Marianne Boyd Johnson has served as Vice Chairman of the Board of Directors since February 2001 and has been a director since September 1990. Ms. Johnson has served as Executive Vice President of the Company since January 2008. She also serves as chief diversity officer of the Company. Ms. Johnson previously held the position of Senior Vice President of the Company from December 2001 through December 2007; and prior to being elected Senior Vice President, she had served as Vice President of the Company since September 1997. From 1976 until September 1990, she held a variety of operations positions with the Company. Ms. Johnson also serves on the board of directors of Western Alliance Bancorporation. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, both of whom are directors and officers of the Company.

Keith E. Smith has been President and a director of the Company since April 2005, and he has served as Chief Executive Officer since January 2008. Mr. Smith served as the Chief Operating Officer of the Company from October 2001 through December 2007, and prior to being appointed President, Mr. Smith had served as the Company’s Executive Vice President since May 1998. He joined the Company in September 1990. Mr. Smith served as a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from 2009 through 2014, including having been appointed to serve as its Chairman from January 2012 through December 2014. In 2005, Mr. Smith was appointed to the Board of the Nevada Resort Association and served as Chairman from December 2008 until December 2012. Mr. Smith is also a member of the board of directors of the American Gaming Association, having served as its Chairman in 2010 and 2011. He served as the Vice Chairman of the Las Vegas Convention and Visitors Authority from January 2006 to July 2011. Mr. Smith is currently a member of the board of directors of Sky West, Inc. (“Sky West”), and serves on the Audit Committee and as Chair of the Compensation and Stock Option Committee of Sky West.

Christine J. Spadafor has served as a member of our board of directors since May 2009. Ms. Spadafor has served as Chief Executive Officer of SpadaforClay Group, Inc., a Harvard Square management consulting firm, since she founded the firm in 2004. SpadaforClay consults on strategy, operations and board issues. For nearly a decade, she was a partner/principal with three global management consulting firms, including The Boston Consulting Group. Ms. Spadafor is a licensed attorney and in 2008, the American Bar Association recognized her as one of the nation’s top 20 female attorneys with business expertise. She has served several non-profit organizations in board and executive leadership capacities. For nearly 10 years, she was Chief Executive Officer of St. Jude’s Ranch for Children, a non-profit organization that cares for abused and homeless children. Ms. Spadafor is a Visiting Executive lecturer at Dartmouth’s Tuck School of Business. She also conducts seminars at Harvard Kennedy School and is a frequent speaker at board retreats and industry events. Ms. Spadafor is an invited keynote speaker at Harvard Medical School’s international 2017 “Women in Leadership” conference.

Peter M. Thomas has served as a director of the Company since April 2004. Mr. Thomas served as a director of Coast Casinos from August 2002 until his election to the board of directors of the Company, and he served on the Rio Suite Hotel and Casino, Inc. board of directors from 1995 to 1999. Mr. Thomas is the Managing Director of Thomas & Mack Co. LLC, a commercial real estate development and management company. He also served as President and Chief Operating Officer of Bank of America, Nevada from 1992 to 1995 and, prior to the acquisition of Valley Capital Corporation by Bank of America, as the President and Chief Operating Officer of Valley Bank of Nevada from 1982 to 1992. Mr. Thomas was the Chairman of the Las Vegas Metropolitan Police Department’s Committee on Fiscal Affairs and a committee member from 1994 through 2006. Mr. Thomas has been a member of the board of directors of City National Bank since April 2003 and was a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from January 2003 to December 2008.

Paul W. Whetsell has served as a director of the Company since January 2015. Since March 2015, Mr. Whetsell has served as the Vice Chairman of Loews Hotels Holding Corporation, and prior to his current position with Loews, he had served as its President and CEO since January 2012. From 2006 through the present, Mr. Whetsell is the president and chief executive officer of Capstar Hotel Company. From August 1998 until May 2006, Mr. Whetsell served as the Chairman and CEO of Meristar Hospitality Corporation, and as the Chairman of Interstate Hotels and Resorts, Inc. (“Interstate”) from August 1998 until March 2009. From August 1998 until October 2003, he also served as the CEO of Interstate and its predecessor. He serves on the board of NVR, Inc., a publicly traded company, and the Cystic Fibrosis Foundation. He also serves on the board of Hilton Grand Vacations, Inc., a publicly traded company. Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council, and previously served on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT).

Veronica J. Wilson has served as a director of the Company since October 2003. In October 2015, Ms. Wilson joined Hero School Initiatives, a non-profit organization that serves the homeless, in the role as its Executive Director. From November 2009 until June 2014, Ms. Wilson served as the Executive Director of the Blind Center of Nevada, an organization that assists people with visual impairments. From June 2014 until December 2014, she served as consultant for the Blind Center. Prior to her role as Executive Director, she had served as that organization’s President and Chief Executive Officer since September 2000. In addition, from July 1993 through March 2002, Ms. Wilson had served as the Chief Executive Officer of JMJ Inc., the former operator of the Aladdin Hotel & Casino. Prior to serving as the Chief Executive Officer, Ms. Wilson served as JMJ Inc.’s Chief Financial Officer from June 1992 to July 1993. From 1973 to 1992, Ms. Wilson held several accounting positions with Maxim Hotel & Casino. Ms. Wilson has served as a committee member on the Nevada State Rehabilitation Council, Chairman of the Aging and Disability Resource Center Advisory Board and a member of the Nevada Strategic Plan Accountability Committee. Ms. Wilson has over 30 years of experience in the gaming industry.

Meetings of the Board of Directors

The board of directors held a total of 8 meetings during 2016. The Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee held 13, 4 and 5 meetings during 2016, respectively. Each of our current directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which the director served that were held during the applicable period of service. We encourage, but do not require, our directors to attend our annual stockholders meetings. Last year, all of the current members of the board of directors attended the 2016 Annual Meeting of Stockholders.

PROPOSAL 2—Ratification of Independent Registered Public Accounting Firm

Deloitte and Touche, LLP (“Deloitte”) has served as the independent registered public accounting firm for the Company and California Hotel and Casino, our predecessor, since 1981, and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the year ending December 31, 2017.

In the event that the stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will review its selection of auditors and a change in its selection may or may not occur. Even if the appointment is ratified, the Audit Committee reserves the right, in its sole discretion, to select a different independent registered public accounting firm at any time during the fiscal year without resubmitting the matter to stockholders for ratification.

A Deloitte representative is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee considered whether Deloitte’s provision of any professional services, other than its audits of our annual financial statements and the effectiveness of our internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Deloitte for the audits and other services provided to the Company for fiscal years 2016 and 2015.

	2016	2015
Audit Fees(1)	$3,019,000	$2,203,000
Audit-Related Fees(2)	332,000	259,000
Tax Fees(3)	180,000	133,000
All Other Fees	—	—

Total	$3,531,000	$2,595,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and the audit of the effectiveness of our internal controls over financial reporting, including professional services relating to our corporate transactions and debt offerings.
(2)	Audit-related fees consist primarily of services provided in connection with our regulatory audits, consulting on technical accounting matters and certain other audit-related consultation services.
(3)	Tax fees consist primarily of tax consultation and planning fees and tax compliance services, including services provided in connection with certain federal and state tax matters, cost segregation services, transaction support and Internal Revenue Service examination support services.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee. The Chairman is required to report any decisions to the Audit Committee at the next scheduled committee meeting. All services provided by Deloitte in fiscal year 2016 were in compliance with our policy relating to the pre-approval of services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3—Advisory Vote on Executive Compensation

The Company is providing stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, as required by Section 14A of the Exchange Act and related SEC rules (a “say-on-pay” proposal). The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the Company’s 2011 Annual Meeting, the majority of our stockholders voted to advise us to include a say-on-pay proposal every three years, and consistent with that preference expressed by our stockholders, the Board of Directors determined that the Company will hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years. Elsewhere in our proxy materials, the Company is providing stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should include a say-on-pay proposal in our proxy materials. A nonbinding, advisory vote on the frequency of say-on-pay proposals must be held at least once every six years, including this year at our Annual Meeting (see Proposal 4).

As described in greater detail under the heading “Compensation Discussion and Analysis,” our compensation programs for our Named Executive Officers are designed based primarily on our efforts to (i) recognize achievement and leadership when appropriate, (ii) further align the interests of our Named Executive Officers with those of our stockholders and (iii) provide our Named Executive Officers with compensation at levels that are comparable with similarly situated executive officers at other leading companies in the gaming and hospitality industries. Accordingly, the compensation of our Named Executive Officers is based in large part on our success and achievements, as assessed by our board of directors and Compensation Committee.

The Compensation Committee believes the Company’s executive compensation programs have been effective at recognizing the achievement of sound financial performance and accomplishment of strategic, long-term transformative corporate events, as we emerged from the challenging recessionary period that has faced our industry. During this past three-year period, through strategic acquisitions, the Company has successfully expanded our total presence to twenty-four gaming entertainment properties. Additionally, the Company has continued to diligently pursue strengthening its balance sheet through focused cost management and efficiencies-related initiatives, the prudent unlocking of our equity investment with the divesture of our 50% ownership interest in the Borgata, and through measured efforts to, where appropriate, reduce balances, consolidate, refinance or extend maturity dates of our indebtedness. Our annual report to stockholders provides more details on the Company’s financial performance.

Our board of directors and Compensation Committee value the opinions of our stockholders, who supported our compensation programs for our Named Executive Officers at the 2014 Annual Meeting with approximately 89% of votes cast. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues, in addition to the conducting of periodic advisory votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this resolution is not binding on the Company, our board of directors or our Compensation Committee. However, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation. The Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions regarding our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4—Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

The Company is providing stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently we should include a say-on-pay proposal in our proxy materials for future stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting, as required by Section 14A of the Exchange Act and related SEC rules (a “say-on-pay frequency proposal”). Under this Proposal 4, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2011, with the majority voting to hold the say-on-pay vote every three years. We continue to believe that a say-on-pay vote that occurs once every three years is the most appropriate alternative for us, and therefore, the board of directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. As described in greater detail under the heading “Compensation Discussion and Analysis,” the Company’s compensation programs for our Named Executive Officers are designed to motivate executives to achieve short- and long-term corporate goals that enhance stockholder value. Accordingly, a significant portion of the compensation of our Named Executive Officers is equity-based, which includes certain of the Company’s compensation awards that are contingent upon successful completion of multi-year performance goals and three year vesting or service periods. The board of directors believes that a three-year interval will provide stockholders with a sufficient amount of time to evaluate the effectiveness of our compensation policies over a time period similar to the periods associated with the Company’s compensation awards, allowing stockholders to compare the Company’s compensation program to the long-term performance of the Company while minimizing the impact of short-term variations in our compensation and business results. Holding an advisory vote every three years will also give us more time to implement changes to our compensation policies between votes, to the extent that changes are appropriate, and will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The board of directors believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years or abstaining from the vote. This vote is advisory, which means that the vote is not binding on us, our board of directors or the Compensation Committee. We recognize that stockholders may have different views as to the best approach for us, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. The board of directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the board of directors may decide that it is in our best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY “THREE” YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5—Re-Approval of the Material Terms of our 2012 Stock Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code, as amended

The Company’s stockholders are being asked to re-approve the material terms of our 2012 Stock Incentive Plan (the “Stock Incentive Plan”) for purposes of Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), so that the Company can retain the flexibility to grant awards under the Stock Incentive Plan that may be exempt from the $1.0 million deduction limitation under Section 162(m). We are not proposing any increase in the number of shares available for issuance under the Stock Incentive Plan or any other changes to the terms of the Stock Incentive Plan.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent the executive officer receives more than $1.0 million in compensation in any single year. Compensation includes cash compensation and ordinary income related to equity awards, including those issued under the Stock Incentive Plan. The executive officers whose compensation is subject to the deduction limitation are those that constitute “covered employees” within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers, but not our chief financial officer. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we generally may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. The Stock Incentive Plan is structured to permit our Compensation Committee to grant awards that may qualify as “performance-based” compensation within the meaning of Section 162(m). However, among the requirements that must be satisfied for awards to so qualify is the requirement that stockholders must re-approve the material terms of the Stock Incentive Plan, including the eligibility provisions, the annual equity grant share limitations, and the performance criteria under which performance-based awards may be granted, at least every 5 years. The last such approval of the material terms of the Stock Incentive Plan was at our Annual Meeting of Stockholders in 2012 when our stockholders approved an amendment and restatement of the Stock Incentive Plan.

Although stockholder re-approval of the material terms of the Stock Incentive Plan is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation awarded under the Stock Incentive Plan will be treated as exempt “performance-based” compensation under Section 162(m). Additionally, our Compensation Committee may grant awards under the Stock Incentive Plan that are not intended to be exempt from the limits on deductibility under Section 162(m).

Subject to the requirements of Section 162(m), if the material terms under our Stock Incentive Plan are not re-approved by stockholders, we will not make any further grants under the Stock Incentive Plan to our “covered employees” as defined in Section 162(m) that are intended to qualify as “performance-based” for Section 162(m) purposes, or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

There are no changes or amendments to the terms or provisions of the Stock Incentive Plan being presented under this Proposal 5.

Why the Board Believes Stockholders Should Re-Approve the Material Terms of our Stock Incentive Plan

Stockholder re-approval of the material terms of the Stock Incentive Plan is required to preserve our ability to grant equity awards that are “performance-based” compensation under Section 162(m) in the future.

Plan History

The Stock Incentive Plan was originally adopted by the Company’s board of directors in February 2002 and approved by the Company’s stockholders on May 16, 2002 as our 2002 Stock Incentive Plan (the “2002 Plan”). The 2002 Plan was subsequently amended and restated, with stockholder approval, on May 12, 2005 to increase the maximum number of shares of the Company’s common stock authorized for issuance thereunder to a maximum of twelve million (12,000,000) shares and on May 15, 2008 to a maximum of seventeen million (17,000,000) shares. The 2002 Plan was also amended and restated by the Company’s board of directors on May 18, 2006 to provide for the award of restricted stock units pursuant to the 2002 Plan. The May 2006 amendment and restatement was not subject to the approval of the Company’s stockholders. The most recent amendment and restatement of the 2002 Plan, renaming it the 2012 Stock Incentive Plan, was adopted by the Company’s board of directors on March 23, 2012, and approved by our stockholders on May 17, 2012 to, among other things, increase the maximum number of shares of the Company’s common stock authorized for issuance thereunder to a maximum of twenty-one million (21,000,000) shares. As of March 1, 2017, the fair market value of a share of the Company’s common stock was $20.10, measured as the closing sale price of the Company’s common stock on that date, as reported by the NYSE.

Summary of the Stock Incentive Plan

The principal terms of the Stock Incentive Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Stock Incentive Plan, a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference. Any capitalized term not defined in this summary will have the same meaning given to it in the Stock Incentive Plan.

Purpose.    The purpose of the Stock Incentive Plan is to provide the Company’s employees, directors and consultants who perform substantial services to the Company an incentive, through ownership of the Company’s common stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Available Shares.    The maximum aggregate number of shares of the Company’s common stock which may be issued under the Stock Incentive Plan is twenty-one million (21,000,000) shares, and, as of March 1, 2017, the Stock Incentive Plan has approximately 2,981,786 shares available for grant.

Share Counting.    Shares covered by an award that are surrendered in payment of the exercise or purchase price (including a “net exercise”) or in satisfaction of tax withholding obligations will not be deemed issued for purposes of counting the number of shares available under the Stock Incentive Plan.

Administration.    The Stock Incentive Plan is administered by either the Company’s board of directors or the Compensation Committee, which are referred to collectively as the “Plan Administrator.” The Compensation Committee satisfies Rule 16b-3 promulgated under the Exchange Act. The Stock Incentive Plan authorizes the Plan Administrator to select the employees, directors and consultants of the Company to whom stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance units and performance shares, which are referred to collectively as “Awards,” may be granted and to determine the terms and conditions of any Award. With respect to Awards that are intended to qualify for the “performance-based” compensation exception under Section 162(m), the Compensation Committee includes two or more “outside directors” as defined under Section 162(m). For grants of Awards to individuals not subject to Rule 16b-3 of the Exchange Act and the “performance-based” compensation exemption under Section 162(m), the Company’s board of directors may authorize others to grant such Awards. If an administrative error occurs and an award is granted in a manner that is inconsistent with the foregoing provisions, the award will nevertheless be treated as a validly issued award to the extent permitted by applicable law.

Subject to applicable laws, the Plan Administrator has the authority, in its discretion, to select employees, directors and consultants to whom Awards may be granted from time to time, to determine whether and to what extent Awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each Award, to approve Award Agreements for use under the Stock Incentive Plan, to determine the terms and conditions of any Award, to amend the terms of any outstanding Award granted, to construe and interpret the terms of the Stock Incentive Plan and Awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the Stock Incentive Plan as the Plan Administrator deems appropriate.

Eligibility.    The Stock Incentive Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code only to employees of the Company and any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors or consultants of the Company and related entities. Such persons are eligible to participate in the Stock Incentive Plan on the basis that such participation provides an incentive to continue in service to the Company and related entities, and to help the Company compete effectively with other enterprises for the services of qualified persons. As discussed above, the Plan Administrator (Compensation Committee) in its discretion determines which officers, employees and consultants will be granted any awards, the number of shares or performance units subject to such grants and the terms of awards. As of March 1, 2017, we had approximately 15,936 full-time employees (including 9 officers) and 11 members of the Board of Directors (including 4 employee directors). We have historically granted awards to very few, if any, consultants and to a limited number of employees, and expect to continue this practice.

Terms and Conditions of Awards.    The Plan Administrator is authorized to award any type of arrangement to an employee, director or consultant that is consistent with the provisions of the Stock Incentive Plan and that by its terms involves or might involve the issuance of (i) shares of the Company’s common stock, (ii) an option, stock appreciation right, or similar right with a fixed or variable price related to the fair market value of the Company’s common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions or (iii) any other security with value derived from the value of the Company’s common stock. Subject to the terms of the Stock Incentive Plan, the Plan Administrator determines the provisions, terms and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like.

Each Award is designated in an Award Agreement. In the case of an option, the option is designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such excess options are treated as non-qualified stock options.

The term of an incentive stock option may not be for more than 10 years from date of grant (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company).

Minimum Vesting Provisions.    The Stock Incentive Plan provides, in general, a mandatory minimum three-year vesting period, based on the grantee’s continued service, for Awards. Performance-vested Awards are generally subject to achievement of performance goals over a performance period no shorter than 12 months. Acceleration of Awards under the Stock Incentive Plan may occur only in connection with death, disability, a change in control or corporate transaction (as defined in the Stock Incentive Plan), retirement or certain involuntary terminations without cause. These vesting rules do not apply to a maximum of 10% of the shares reserved under the Stock Incentive Plan, which may be issued after May 17, 2012.

No Repricings or Exchanges without Stockholder Approval.    The Company will obtain stockholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the Stock Incentive Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock for cash or for another Award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, restricted stock units, performance units, performance schemes or for another Award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

Section 162(m).    The maximum number of shares with respect to which options or stock appreciation rights may be granted under the Stock Incentive Plan to any grantee in any fiscal year of the Company is 500,000 shares. The foregoing limitation is adjusted proportionately by the Plan Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Company’s common stock and its determination will be final, binding and conclusive. Under Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1.0 million paid to the Company’s “covered employees” (as defined below). An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible grantees under such plan during a specified period and the provisions of Section 162(m) are otherwise satisfied. To the extent required by Section 162(m), in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled Award will continue to count against the maximum number of shares of the Company’s common stock with respect to which an Award may be granted to a grantee.

For awards of restricted stock, restricted stock units, performance units and performance shares that are intended to be performance-based compensation under Section 162(m), with respect to each twelve (12) month period that constitutes or is part of each performance period, the maximum number of shares that may be issued to a grantee pursuant to such awards will be 500,000 shares. The foregoing limitation will be adjusted proportionately by the Plan Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. In addition, the foregoing limitation will be prorated for any performance period consisting of fewer than twelve (12) months. Performance periods may extend to up to sixty (60) months.

Under Section 162(m), a “covered employee” is the Company’s chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

Under the Stock Incentive Plan, the following performance criteria that may be considered by the Plan Administrator when granting performance-based Awards may include: (i) net earnings or net income (before or after taxes), (ii) earnings per share, (iii) revenues or sales (including, but not limited to, net sales or revenue growth), (iv) net operating profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) productivity ratios, (x) share price (including, but not limited to, growth measures and total stockholder return), (xi) expense targets, (xii) margins, (xiii) operating efficiency, (xiv) market share, (xv) working capital targets and change in working capital, (xvi) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital), (xvii) net operating income, (xviii) personal management objectives, (xix) customer satisfaction and (xx) employee satisfaction.

Grants by Plan Administrator.    The Stock Incentive Plan authorizes the Plan Administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Company’s common stock on the date the option is granted. The per share exercise or purchase price of non-qualified stock options and stock appreciation rights will not be less than 100% of the fair market value on the date the option or stock appreciation right is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Section 162(m) may not be less than 100% of the fair market value on the date the option is granted. Subject to applicable laws, the consideration to be paid for the shares of the Company’s common stock to be issued upon exercise or purchase of an Award, including the method of payment, is determined by the Plan Administrator. In addition to any other types of consideration, the Plan Administrator may, for example, accept as consideration (i) cash, (ii) check, (iii) shares of the Company’s common stock, (iv) the delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, will require to effect an exercise and delivery to the Company of the amount of sale proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

Termination of Employment.    An Award may not be exercised after the termination date of such Award as set forth in the Award Agreement. In the event a grantee in the Stock Incentive Plan terminates employment, an Award may be exercised only to the extent provided in the Award Agreement. Where an Award Agreement permits a grantee to exercise an Award following termination of employment, the Award will terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever comes first. Any Award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, converts automatically to a non-qualified stock option and thereafter is exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Transferability of Awards.    During their lifetime, those who hold incentive stock options cannot transfer these options other than by will or by the laws of descent or distribution. The options may be exercised during the lifetime of the grantee only by the grantee; provided, however, that the grantee may designate a beneficiary of his or her incentive stock option in the event of his or her death. Other Awards will be transferred by will and by the laws of descent and distribution, and during the grantee’s lifetime, by gift or through a domestic relations order to members of a grantee’s immediate family to the extent and in the manner determined by the Plan Administrator.

Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of the Company’s common stock covered by outstanding Awards, the number of shares of the Company’s common stock that have been authorized for issuance under the Stock Incentive Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of the Company’s common stock that may be granted to any grantee in a fiscal year, and the like, will be proportionally adjusted by the Plan Administrator in the event of (i) any increase or decrease in the number of issued shares of the Company’s common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Company’s common stock, (ii) any other increase or decrease in the number of issued shares of the Company’s common stock effected without receipt of consideration by the Company or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to the Company’s common stock to which Section 424(a) of the Internal Revenue Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Plan Administrator and its determination will be final, binding and conclusive.

Corporate Transaction/Change in Control.    Effective upon the consummation of a corporate transaction, as described below, all outstanding Awards will terminate. However, all such awards will not terminate to the extent the contractual obligations represented by the Award are assumed by the successor entity. A corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

In the event of a change in control, as described below, all outstanding options will remain exercisable until the termination of the applicable option term. A change in control includes a change in ownership or control of the Company effected through (i) the direct or indirect acquisition by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of continuing directors who are not affiliates or associates of the offer or do not recommend such stockholders accept or (ii) a change in the composition of the Board over a period of 36 months or less such that a majority of the Board ceases to be comprised of individuals who are continuing directors.

The Plan Administrator has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding Awards under the Stock Incentive Plan upon the occurrence of an actual or anticipated corporate transaction or change in control.

Amendment, Suspension or Termination of the Stock Incentive Plan.    The Company’s board of directors may at any time amend, suspend or terminate the Stock Incentive Plan. To the extent necessary to comply with applicable provisions of U.S. Federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the Stock Incentive Plan in such a manner and to such a degree as required. The Stock Incentive Plan will terminate in May 2022 unless previously terminated by the Company’s board of directors. Any amendment, suspension or termination of the Stock Incentive Plan will not adversely affect Awards already granted unless consented to by the grantee.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of Stock Incentive Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences. As such, please refer to the applicable provisions of the Internal Revenue Code for additional information.

Non-Qualified Stock Options.    Except as provided under Section 409A of the Internal Revenue Code discussed below (“Section 409A”), the grant of a non-qualified stock option under the Stock Incentive Plan generally will not result in any U.S. Federal income tax consequences to the grantee or to the Company. Upon exercise of a non-qualified stock option, the grantee is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the grantee’s subsequent disposition of the shares of the Company’s common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Incentive Stock Options.    The grant of an incentive stock option under the Stock Incentive Plan will not result in any U.S. Federal income tax consequences to the grantee or to the Company. A grantee recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the grantee has held the shares of the Company’s common stock. If the grantee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the grantee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a grantee’s alternative minimum tax liability exceeds such grantee’s regular income tax liability, the grantee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the grantee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock.    The grant of restricted stock and performance shares will generally subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Internal Revenue Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance share is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A does not apply. Upon exercise, the grantee will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Grantees who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Grantees will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the grantee’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A. A SAR that does not meet the requirements of Section 409A, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest, and similar treatment under state law.

Performance Units.    Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A applies. Upon conversion, the grantee will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Grantees who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Grantees will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the grantee’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Internal Revenue Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such grantee, and similar treatment under state law.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a grantee, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of Stock Incentive Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

The number of grants, if any, to be made after re-approval of the material terms of the Stock Incentive Plan to specific employees, consultants, directors or groups thereof, cannot currently be determined.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF OUR 2012 STOCK INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information regarding our equity compensation plans in effect at December 31, 2016.

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column(a))
Equity compensation plans approved by stockholders	7,199,475(1)	$23.14(2)	2,903,206(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	7,199,475(1)	$23.14(2)	2,903,206(3)

(1)	Includes options to purchase shares outstanding under our Stock Incentive Plan. Also includes RSUs and Performance Shares outstanding under our Stock Incentive Plan.
(2)	Weighted Average Exercise Price does not include RSUs or Performance Shares outstanding under our Stock Incentive Plan, which are exercisable for zero consideration.
(3)	Consists of shares available for future issuance under our Stock Incentive Plan, which may also be issued as RSUs and Performance Shares under our 2000 MIP. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. With respect to our outstanding grants of Performance Shares, the amounts reported in the table above assume that the performance metrics will all be achieved at the target performance level, or one (1) share of our common stock for each Performance Share. If the performance metrics were all achieved at maximum performance, the Performance Shares awarded would be the maximum of two (2) shares of our common stock. Notwithstanding the foregoing, the RSUs and the Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. Additionally, certain Performance Shares have vested as of the record date based on Company performance during the year ended December 31, 2016. See “Compensation Discussion and Analysis—Equity Compensation, Performance Share Vesting.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE;

TRANSACTIONS WITH RELATED PERSONS; POLICIES AND PROCEDURES REGARDING

TRANSACTIONS WITH RELATED PERSONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2016 all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were satisfied.

Transactions with Related Persons

Marianne Boyd Johnson, William R. Boyd and Samuel J. Boyd are the children of William S. Boyd, the Executive Chairman of our Board of Directors. Samuel J. Johnson, III is the step-son of Marianne Boyd Johnson, our Executive Vice President and Vice Chairman of the Company’s board of directors. Marianne Boyd Johnson received a base salary and cash bonus in the amount of $472,500 for fiscal year 2016 and is receiving a base salary in the amount of $275,000 for fiscal year 2017. William R. Boyd, a Vice President and member of the Company’s board of directors, received a base salary and cash bonus in the amount of $364,500 for fiscal year 2016 and is receiving a base salary in the amount of $248,000 for fiscal year 2017. Samuel J. Boyd, Executive Host at The Orleans Hotel and Casino in Las Vegas, Nevada, received a base salary and cash bonus in the amount of $137,185 for fiscal year 2016 and is receiving a base salary in the amount of $116,000 for fiscal year 2017. Samuel J. Johnson, III, Director of Business Improvement with the Company, received a base salary and cash bonus in the amount of $191,436 for fiscal year 2016 and is receiving a base salary in the amount of $165,000 for fiscal year 2017. Marianne Boyd Johnson, William R. Boyd, Samuel J. Boyd and Samuel J. Johnson, III are also eligible to earn cash bonuses in fiscal year 2017.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to analyze all transactions in which the Company (or our subsidiaries) participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders and their respective immediate family members. As it relates to our employees, officers and directors, pursuant to our Code of Business Conduct and Ethics, which is available on our website at www.boydgaming.com, a conflict of interest arises when personal interests interfere with the ability to act in the best interests of the Company. Pursuant to our Code of Business Conduct and Ethics, our employees are to disclose any potential conflicts of interest to the Chief Executive Officer or his designees, who will advise the employee as to whether or not the Company believes a conflict of interest exists. Employees are also to disclose potential conflicts of interest involving their respective spouses, siblings, parents, in-laws, children, and members of their households. Non-employee directors are also to discuss any concerns with the Chairman of the Corporate Governance and Nominating Committee or our General Counsel.

Each year, we require our director nominees and executive officers to complete a questionnaire that is intended to, among other things, identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest that exceeds $120,000. We also require that directors and executive officers promptly notify us of any changes during the course of the year to the information provided in the annual questionnaire.

Our Audit Committee, pursuant to its charter, has responsibility for reviewing and approving certain related person transactions, as provided in the charter. In addition, the board of directors annually determines the independence of directors based on a review by the directors and the Corporate Governance and Nominating Committee.

We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under SEC rules are appropriately reviewed and approved or ratified.

STOCKHOLDER PROPOSALS; OTHER MATTERS

Stockholder Proposals

Our stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual stockholder meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our 2018 Annual Meeting of Stockholders and included in the board of directors’ proxy statement and form of proxy for that meeting must be received no later than November 14, 2017 at the following address:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169

Attn: Brian A. Larson, Executive Vice President, Secretary and General Counsel

Consistent with the Company’s bylaws, notice of any proposal that a stockholder intends to present at the 2018 Annual Meeting of Stockholders, but does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting, must be given to our Corporate Secretary in writing not less than 45 days and not more than 75 days prior to the anniversary of the date on which we first mailed our proxy materials for this year’s Annual Meeting of Stockholders (i.e., not earlier than December 29, 2017 and not later than January 28, 2018), after which the notice is untimely. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. If the date of the 2018 Annual Meeting of Stockholders is moved by more than 30 days from the anniversary of this year’s annual meeting, the aforementioned deadlines for stockholder proposals will be adjusted consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s bylaws.

Our Amended and Restated Bylaws allow stockholders to nominate director candidates pursuant to “proxy access” and “advance notice” provisions. Our Amended and Restated Bylaws provide a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Amended and Restated Bylaws. In addition, any stockholder may make director nominations pursuant to the advance notice provisions of the Amended and Restated Bylaws that the stockholder intends to present at the 2018 Annual Meeting of Stockholders, but does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting.

Regardless of the method chosen by a stockholder to nominate a candidate for election to the board of directors, under our Amended and Restated Bylaws, compliant notice of director nominations must be received by us, Attention: Brian A. Larson, Executive Vice President, Secretary and General Counsel, at our principal offices, no later than 60 days prior to the date of the 2018 Annual Meeting of Stockholders, and such notice must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

Other Matters

The board of directors currently knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 13, 2017.

This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, are available at http://www.boydgaming.com/proxymaterials. A copy of our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC has been provided to our stockholders together with this proxy statement and will be provided to a stockholder, with exhibits, without charge upon written request to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, (702) 792-7200, Attn: David Strow, Vice President Corporate Communications.

Appendix A

BOYD GAMING CORPORATION

2012 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 17, 2012)

(“RESTATEMENT EFFECTIVE DATE”)

1. Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.    As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d)	“Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v) the Award is affirmed by the Company. The Award shall not be deemed “Assumed” for purposes of terminating the Award (in the case of a Corporate Transaction) if pursuant to a Corporate Transaction the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent.

(e)	“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Boyd Family” means William S. Boyd, his spouse, any direct descendant or spouse of such descendant, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries in capital stock of the Company is one of the foregoing persons. The members of the Boyd Family shall be deemed to beneficially own any capital stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Family beneficially own, directly or indirectly through one or more intermediates, in the aggregate 50% or more of the total voting power of the capital stock of the parent corporation.

(i)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offer or do not recommend such stockholders accept, or

(ii)	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)	“Code” means the Internal Revenue Code of 1986, as amended.

(k)	“Committee” means any committee appointed by the Board to administer the Plan.

(l)	“Common Stock” means the common stock of the Company.

(m)	“Company” means Boyd Gaming Corporation, a Nevada corporation.

(n)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or a Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

(o)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q)	“Corporate Transaction” means any of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii)	the complete liquidation or dissolution of the Company;

(iv)	any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)	“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)	“Director” means a member of the Board or the board of directors of any Related Entity.

(t)	“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)	“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock. Dividend Equivalent Rights granted in connection with Awards that performance vest shall be held subject to the vesting of the underlying portion of the Award.

(v)	“Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y)	“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z)	“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd)	“Option” means a stock option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)	“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg)	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award. With respect to Awards hereunder intended to qualify as Performance-Based Compensation, the Performance Period shall be any period of time that does not exceed sixty (60) months.

(hh)	“Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(ii)	“Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj)	“Permitted Holders” means the Boyd Family and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

(kk)	“Plan” means this 2012 Stock Incentive Plan (formerly known as the 2002 Incentive Stock Plan).

(ll)	“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(mm)	“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(nn)	“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(oo)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(pp)	“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(qq)	“Share” means a share of the Common Stock.

(rr)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a)	Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Twenty-One Million (21,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)	Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash (in a cash payment by the Company), shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an Option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations shall be deemed not to have to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a)	Plan Administrator.

(i)	Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)	Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)	Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)	to determine whether and to what extent Awards are granted hereunder;

(iii)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)	to determine the terms and conditions of any Award granted hereunder;

(vi)	to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, for cash or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)	to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)	to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a)	Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)	Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c)

Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, net earnings or net income (before or after taxes), earnings per share, revenues or sales (including, but limited to, net sales or revenue growth), net operating profit, return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), earnings before or after taxes, interest, depreciation, and/or amortization, gross or operating margins, productivity ratios, share price (including, but not limited to, growth measures and total stockholder return), expense targets, margins, operating efficiency, market share, working capital targets and change in working capital, economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital), net operating income, personal management objectives, customer satisfaction, employee satisfaction or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)	Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)

Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)	Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)	Individual Award Limit.

(i)	The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)	Individual Limit for Other Awards. For awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Awards that are intended to be Performance-Based Compensation, with respect to each fiscal year of the Company that constitutes or is part of each Performance Period, the maximum number of Shares that may be issued to a Grantee pursuant to such Awards shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(h)	Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)	Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j)	Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

(k)	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

(l)	Minimum Vesting. Awards which vest based on the Grantee’s Continuous Service shall not provide for vesting which is any more rapid than vesting over a three (3) year period, and any Awards which vest upon the attainment of Performance Criteria shall provide for a Performance Period of at least twelve (12) months. There shall be no acceleration of vesting of such Awards at a rate more rapid than vesting over a three (3) year period, except in connection with death, Disability, retirement, involuntary termination of Continuous Service without cause or a Corporate Transaction or Change in Control. Notwithstanding any contrary provision of the Plan, following the Restatement Effective Date a maximum of ten percent (10%) of the Shares authorized for issuance under the Plan may be issued as Awards without regard to the limitations of this Section 6(l).

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a)	Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)	In the case of an Incentive Stock Option:

(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)	granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Non-Qualified Stock Option or SAR, the per Share exercise or purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)	In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)	In the case of other Awards, such price as is determined by the Administrator.

(v)	Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)	cash;

(ii)	check;

(iii)	delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv)	surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v)	With respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(vi)	with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee

(A)	shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares (including all applicable taxes) and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vii)	any combination of the foregoing methods of payment.

(c)	Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a)	Procedure for Exercise; Rights as a Stockholder.

(i)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(vi). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b)	Exercise of Award Following Termination of Continuous Service.

(i)	An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)	Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)	Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in a specified period, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control.

(a)	Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)	The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control.

(c)	The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Effective Date and Term of Plan.    The Plan shall become effective upon the Restatement Effective Date. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a)	The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)	No amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

14. Reservation of Shares.

(a)	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval.    The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/byd Use the Internet to vote your proxy until 12:00 p.m. (C.D.T.) on April 12, 2017.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (C.D.T.) on April 12, 2017.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors Unanimously Recommends a Vote FOR all of the Director Nominees

identified in Proposal 1, FOR each of Proposals 2, 3 and 5, and FOR 3 years in Proposal 4.

1.	Election of	01 John R. Bailey	07 Keith E. Smith	☐	Vote FOR	☐	Vote WITHHELD
	directors:	02 Robert L. Boughner	08 Christine J. Spadafor		all nominees		from all nominees
		03 William R. Boyd	09 Peter M. Thomas		(except as marked)
		04 William S. Boyd	10 Paul W. Whetsell
		05 Richard E. Flaherty	11 Veronica J. Wilson
06 Marianne Boyd Johnson

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.		☐	For	☐	Against	☐	Abstain

3.	Advisory vote on executive compensation.		☐	For	☐	Against	☐	Abstain

4.	Advisory vote on the frequency of holding an advisory vote on executive compensation. ☐	3 Years	☐	2 Years	☐	1 Year	☐	Abstain

5.	Re-approval of the material terms of the Company’s 2012 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue		☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1; FOR EACH OF PROPOSALS 2, 3 AND 5; and FOR 3 YEARS IN PROPOSAL 4.

Date	Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.

BOYD GAMING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 13, 2017

11:00 a.m. (local time)

Kansas Star Casino Hotel Event Center

777 Kansas Star Drive

Mulvane, Kansas 67110

Boyd Gaming Corporation 3883 Howard Hughes Parkway, Ninth Floor Las Vegas, Nevada 89169	proxy

This proxy is solicited by the board of directors for use at the Boyd Gaming Corporation Annual Meeting of Stockholders on Thursday, April 13, 2017.

The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the “Proxies”), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), to be held on Thursday, April 13, 2017, at 11:00 a.m., local time, at Kansas Star Casino Hotel Event Center, 777 Kansas Star Drive, Mulvane, Kansas 67110, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR EACH OF PROPOSALS 2, 3 AND 5, AND FOR 3 YEARS IN PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO ACCESS THE COMPANY’S ANNUAL REPORT AND PROXY STATEMENT MATERIALS ONLINE GO TO: http://www.boydgaming.com/proxymaterials

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.